Exhibit 4.3
EXECUTION VERSION

PATRIOT COAL CORPORATION
the Guarantors party hereto
and
Wilmington Trust Company, Trustee
SECOND SUPPLEMENTAL INDENTURE
Dated as of May 5, 2010

i

TABLE OF CONTENTS
(continued)

ii

          THIS SUPPLEMENTAL INDENTURE NO. 2 dated as of May 5, 2010 (the “Second Supplemental Indenture”), among Patriot Coal Corporation, a corporation organized under the laws of the State of Delaware (the “Issuer”), the undersigned Guarantors party hereto and Wilmington Trust Company (the “Trustee”).
          WHEREAS, the Issuer and the Trustee entered into the Indenture, dated as of May 5, 2010 (the “Base Indenture”), relating to the Issuer’s Securities.
          WHEREAS, the Issuer and the Trustee entered into the Supplemental Indenture No. 1, dated as of May 5, 2010 (the “First Supplemental Indenture”), to amend the Indenture with respect to one or more series of Securities, if and only if, the Officers’ Certificate or supplemental indenture establishing or amending such series of Securities specifically invokes the First Supplemental Indenture.
          WHEREAS, this Second Supplemental Indenture is intended to establish the form and terms of the Company’s 8.250% Senior Notes due April 30, 2018 (the “Notes”), fully and unconditionally guaranteed by the Guarantors.
          WHEREAS, the First Supplemental Indenture is hereby invoked with respect to the Notes and the Guarantees, as modified by this Second Supplemental Indenture.
          WHEREAS, this Second Supplemental Indenture is permitted pursuant to Section 7.01(f) of the Indenture.
          WHEREAS, the Board of Directors of the Issuer, and the governing body of each Guarantor, has duly authorized the execution and delivery by the Issuer and the Guarantors of this Second Supplemental Indenture.
          WHEREAS, all things necessary to make this Second Supplemental Indenture a valid indenture and agreement according to its terms have been done.
          NOW, THEREFORE:
          In consideration of the premises and the purchases of the Notes by the Holders thereof, the Issuer, the undersigned Guarantors party hereto and the Trustee mutually covenant and agree for the equal and proportionate benefit of the respective Holders, to join in the execution and delivery of this Second Supplemental Indenture in order to supplement, with respect to the Notes, the Indenture, as supplemented by the First Supplemental Indenture, as follows:
ARTICLE I
DEFINITIONS
          Section 1.01. Definitions. Each term used herein which is defined in the Indenture has the meaning assigned to such term in the Base Indenture or the First Supplemental Indenture, unless otherwise specifically defined herein, in which case the definition set forth herein shall govern. The following terms, as used herein, have the following meanings:
          “Acquired Debt” means Debt of a Person existing at the time the Person is acquired by, or merges with or into, the Issuer or any Restricted Subsidiary or becomes a Restricted Subsidiary.

          “Additional Assets” means all or substantially all of the assets of a Permitted Business, or Voting Stock of another Person engaged in a Permitted Business that will, on the date of acquisition, be a Restricted Subsidiary, or other assets (other than cash and Cash Equivalents, securities (including Equity Interests) or assets classified as current assets under GAAP) that are to be used in a Permitted Business of the Issuer or one or more of its Restricted Subsidiaries.
          “Affiliate” means, with respect to any Person, any other Person who directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. For purposes of this definition, the terms “controlling”, “controlled by” and “under common control with” have correlative meanings.
          “Applicable Premium” means with respect to any Note on any redemption date the greater of:
     (1) 1.0% of the principal amount of such Note, and
     (2) the excess (as determined by the Issuer) (if any) of (a) the present value at such redemption date of (i) the Notes at April 30, 2014, as set forth under Section 3.01 plus (ii) all required interest payments due on such Note from the redemption date through April 30, 2014 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate on such redemption date plus 50 basis points over (b) the then outstanding principal amount of such Note.
          “Asset Sale” means any sale, lease (other than Capital Leases), transfer or other disposition of any assets by the Issuer or any Restricted Subsidiary, including by means of a merger, consolidation or similar transaction and including any sale or issuance of the Equity Interests of any Restricted Subsidiary but not of the Issuer (each of the above referred to as a “disposition”).
          Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:
     (1) a disposition to the Issuer or a Restricted Subsidiary, including the sale or issuance by the Issuer or any Restricted Subsidiary of any Equity Interests of any Restricted Subsidiary to the Issuer or any Restricted Subsidiary;
     (2) the sale or discount of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof, and dispositions of Receivables and related assets in connection with a Permitted Receivables Financing;
     (3) operating leases (other than Sale and Leaseback Transactions) entered into in the ordinary course of a mining business;
     (4) a transaction covered by Section 5.01, except for a transaction covered by clause (d)(C) thereof;
     (5) a Restricted Payment permitted under Section 4.01 or a Permitted Investment;

     (6) any transfer of property or assets that consists of grants by the Issuer or its Restricted Subsidiaries in the ordinary course of business of licenses or sub-licenses, including with respect to intellectual property rights;
     (7) the sale of assets by the Issuer and its Restricted Subsidiaries consisting of leases and subleases of real property solely to the extent that such real property is not necessary for the normal conduct of operations of the Issuer and its Restricted Subsidiaries;
     (8) the granting of a Lien permitted under the terms hereof or the foreclosure of assets of the Issuer or any of its Restricted Subsidiaries to the extent not constituting a Default;
     (9) the sale or other disposition of cash or Cash Equivalents;
     (10) the unwinding of any Hedging Agreements;
     (11) the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;
     (12) the issuance of Disqualified Stock or Preferred Stock of a Restricted Subsidiary pursuant to Section 4.03 hereof;
     (13) (a) the sale of damaged, obsolete, unusable or worn out equipment or equipment that is no longer needed in the conduct of the business of the Issuer and its Restricted Subsidiaries, (b) sales of inventory, used or surplus equipment or reserves and dispositions related to the burn-off of mines or (c) the abandonment or allowance to lapse or expire or other disposition of intellectual property by the Issuer and its Restricted Subsidiaries in the ordinary course of business;
     (14) any disposition in a transaction or series of related transactions of assets with a Fair Market Value of less than $5,000,000;
     (15) the sale of Equity Interests of an Unrestricted Subsidiary; and
     (16) dispositions of assets by virtue of an asset exchange or swap with a third party in any transaction (x) with an aggregate fair market value less than or equal to $12,500,000, (y) involving a coal-for-coal swap or (z) consisting of a coal swap involving any Real Property.
          “Attributable Indebtedness” means, at any date, in respect of Capital Leases of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared in accordance with GAAP.
          “Board of Directors” means:
     (1) with respect to the Issuer, when used in this Second Supplemental Indenture but not when used in the Base Indenture, its board of directors; and
     (2) with respect to any other Person, (i) if the Person is a corporation, the board of directors of the corporation, (ii) if the Person is a partnership, the Board of Directors of the general partner of the partnership and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

          “Capital Lease ” means, with respect to any Person, any lease of any property which, in conformity with GAAP, is required to be capitalized on the balance sheet of such Person.
          “Capital Stock” means:
     (1) in the case of a corporation, corporate stock;
     (2) in the case of an association or business entity, any and all shares, interests, participations rights or other equivalents (however designated) of corporate stock;
     (3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and
     (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.
          “Cash Equivalents” means:
     (1) United States dollars, or money in other currencies;
     (2) U.S. Government Obligations or certificates representing an ownership interest in U.S. Government Obligations with maturities not exceeding two years from the date of acquisition;
     (3) (i) demand deposits, (ii) time deposits and certificates of deposit with maturities of one year or less from the date of acquisition, (iii) bankers’ acceptances with maturities not exceeding one year from the date of acquisition, and (iv) overnight bank deposits, in each case with any bank or trust Issuer organized or licensed under the laws of the United States or any state thereof (including any branch of a foreign bank licensed under any such laws) having capital, surplus and undivided profits in excess of $500,000,000 (or the foreign currency equivalent thereof) whose short-term debt is rated “A-2” or higher by S&P or “P-2” or higher by Moody’s;
     (4) commercial paper maturing within 364 days from the date of acquisition thereof and having, at such date of acquisition, ratings of at least A-1 by S&P or P-1 by Moody’s;
     (5) readily marketable direct obligations issued by any state, commonwealth or territory of the U.S. or any political subdivision thereof, in each case rated at least Investment Grade by S&P or Moody’s with maturities not exceeding one year from the date of acquisition;
     (6) investment funds substantially all of the assets of which consist of investments of the type described in clauses (1) through (5) above; and
     (7) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (2) above and entered into with a financial institution satisfying the criteria described in clause (3) above.
          “Change of Control” means:
     (1) an event or series of events by which any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in

Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of 35% or more of the total voting power of the Voting Stock of the Issuer on a fully-diluted basis;
     (2) during any period of 12 consecutive months, a majority of the members of the Board of Directors of the Issuer ceases to be composed of individuals (i) who were members of the Board of Directors on the first day of such period, (ii) whose election or nomination to the Board of Directors was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of the Board of Directors or (iii) whose election or nomination to the Board of Directors was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of the Board of Directors (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors);
     (3) the sale, conveyance, transfer or other disposition of all or substantially all of the assets (whether directly or through one or more Restricted Subsidiaries) of the Issuer (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries), except a transaction permitted by the proviso at the end of clause (a) of Section 5.01 hereof; or
     (4) the adoption of a plan relating to the liquidation or dissolution of the Issuer.
          “Code” means the Internal Revenue Code of 1986, as amended from time to time.
          “common equity”, when used with respect to a contribution of capital to the Issuer, means a capital contribution to the Issuer in a manner that does not constitute Disqualified Equity Interests.
          “Commission” means the U.S. Securities and Exchange Commission.
          “Consolidated EBITDA” means, for any Person for any period, Consolidated Net Income for such Person for such period:
     (1) plus, without duplication, the following for such Person and its Subsidiaries (Restricted Subsidiaries, in the case of the Issuer) for such period to the extent deducted in calculating Consolidated Net Income:
          (A) federal state, local and foreign income tax expense for such period,
          (B) non-cash compensation expense,
          (C) losses on discontinued operations,
          (D) Fixed Charges,
          (E) depreciation, depletion and amortization of property, plant, equipment and intangibles,
          (F) debt extinguishment costs,

          (G) other non-cash charges (including, without limitation, FASB ASC 360-10 writedowns, but excluding any non-cash charge which requires an accrual of, or a cash reserve for, anticipated cash charges for any future period),
          (H) the excess, if any, of reclamation and remediation obligation expenses determined in accordance with GAAP over reclamation and remediation obligations cash payments (it being understood that reclamation and remediation obligation expenses may not be added back under any other clause in this definition), and
          (I) transaction costs, fees and expenses in connection with any acquisition or issuance of Debt or Equity Interests by the Issuer or any Restricted Subsidiary;
provided that, with respect to any Subsidiary of such Person (Restricted Subsidiary, in the case of the Issuer), the foregoing such items shall be added only to the extent and in the same proportion that such Subsidiary’s net income was included in calculating Consolidated Net Income.
     (2) minus, without duplication, the following for such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) for such period to the extent added in calculating Consolidated Net Income:
          (A) federal state, local and foreign income tax benefit for such period,
          (B) gains on discontinued operations,
          (C) all non-cash items increasing Consolidated Net Income for such Person for such period (including, without limitation, the accretion of sales or purchase contracts),
          (D) the excess, if any, of asset retirement obligations cash payments over asset retirement obligations expenses determined in accordance with GAAP (it being understood that asset retirement cash payments need not be added back under any other clause in this definition), and
          (E) all cash payments made by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) during such period relating to non-cash charges that were added back in determining Consolidated EBITDA in any prior period.
          “Common Stock” means Capital Stock not entitled to any preference on dividends or distributions, upon liquidation or otherwise.
          “Consolidated Net Income” means, for any Person for any period, the aggregate net income (or loss) of such Person and its Subsidiaries for such period determined on a consolidated basis in conformity with GAAP (after reduction for minority interests in Subsidiaries of such Person), provided that the following (without duplication) shall be excluded in computing Consolidated Net Income:
     (1) the net income (or loss) of any Person other than a Subsidiary of such Person (Restricted Subsidiary, in the case of the Issuer), except to the extent of dividends or other distributions actually paid in cash to the Issuer or any of its Restricted Subsidiaries by such Person during such period;

     (2) the net income (or loss) of any Subsidiary of such Person (Restricted Subsidiary, in the case of the Issuer) to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of its net income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or in similar distributions has been legally waived;
     (3) any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to asset sales, other dispositions or the extinguishment of debt, in each case other than in the ordinary course of business;
     (4) any net after-tax extraordinary gains or losses;
     (5) the cumulative effect of a change in accounting principles; and
     (6) in calculating Consolidated Net Income for purposes of clause (a)(3) of Section 4.01 only, the net income (or loss) of a successor entity prior to assuming the Issuer’s obligations hereunder and under the Notes pursuant to Section 5.01.
          “Consolidated Tangible Assets” means, as of any date of determination, (a) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries minus (b) the sum of all amounts that would, in accordance with GAAP, be set forth opposite the captions “goodwill” or other intangible categories (or any like caption) on a consolidated balance sheet of the Issuer and its Restricted Subsidiaries minus (c) assets of a Securitization Subsidiary.
          “Credit Agreement” means the credit agreement dated as of October 31, 2007 among the Issuer, Bank of America, N.A., as administrative agent, L/C Issuer and Swing Line Lender and the other lenders from time to time party thereto, together with any related documents (including any security documents and guarantee agreements), as such agreement has been amended and restated through the Issue Date and as it may be amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted from time to time and whether by the same or any other agent, lender or group of lenders or other party.
          “Credit Facilities” means (i) one or more credit facilities (including the Credit Agreement) with banks or other lenders providing for revolving credit loans, term loans, receivables financing (including a Permitted Receivables Financing) or the issuance of letters of credit or bankers’ acceptances or the like, (ii) debt securities, indentures or other forms of debt financing (including convertible or exchangeable debt instruments), or (iii) instruments or agreements evidencing any other Debt, in each case, with the same or different borrowers or issuers and, in each case, as amended, restated, modified, supplemented, extended, renewed, refunded, restructured, refinanced or replaced or substituted in whole or in part from time to time and whether by the same or any other agent, lender or group of lenders or other party.
          “Debt” means, with respect to any Person, without duplication,
     (1) all indebtedness of such Person for borrowed money;

     (2) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;
     (3) all obligations of such Person in respect of letters of credit, bankers’ acceptances or other similar instruments;
     (4) all obligations of such Person to pay the deferred and unpaid purchase price of property or services provided by third-party service providers which are recorded as liabilities under GAAP, excluding (i) trade payables arising in the ordinary course of business and payable in accordance with customary practice, and (ii) accrued expenses, salary and other employee compensation obligations incurred in the ordinary course;
     (5) the Attributable Indebtedness of such Person in respect of Capital Leases;
     (6) the amount of all Receivables Financings of such Person;
     (7) Disqualified Equity Interests of such Person;
     (8) all Debt of other Persons Guaranteed by such Person to the extent so Guaranteed;
     (9) all Debt (excluding prepaid interest thereon) of other Persons secured by a Lien on any property owned or being purchased by (including indebtedness owing under conditional sales or other title retention agreements) such Person, whether or not such Debt is assumed by such Person or is limited in recourse; and
     (10) all obligations of such Person under Hedging Agreements.
     The amount of Debt of any Person shall be deemed to be:
          (A) with respect to Debt secured by a Lien on an asset of such Person but not otherwise the obligation, contingent or otherwise, of such Person, the lesser of (x) the fair market value of such asset on the date the Lien attached and (y) the amount of such Debt;
          (B) with respect to any Debt issued with original issue discount, the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt;
          (C) with respect to any Hedging Agreement, the amount payable (determined after giving effect to all contractually permitted netting) if such Hedging Agreement terminated at that time; and
          (D) otherwise, the outstanding principal amount thereof.
          “Default” means any event that is, or after notice or passage of time or both would be, an Event of Default.
          “Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officers’ Certificate, less the amount of Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

          “Disqualified Equity Interests” means Equity Interests that by their terms (or by the terms of any security into which such Equity Interests are convertible, or for which such Equity Interests are exchangeable, in each case at the option of the holder thereof) or upon the happening of any event:
     (1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or are required to be redeemed or redeemable at the option of the holder prior to the Stated Maturity of the Notes for consideration other than Qualified Equity Interests, or
     (2) are convertible at the option of the holder into Disqualified Equity Interests or exchangeable for Debt, in each case prior to the date that is 91 days after the date on which the Notes mature; provided that Equity Interests shall not constitute Disqualified Equity Interests solely because of provisions giving holders thereof the right to require the repurchase or redemption upon an “asset sale” or “change of control” occurring prior to the Stated Maturity of the Notes if those provisions:
          (A) are no more favorable to the holders of such Equity Interests than those set forth under Section 4.04 and Section 4.07 hereof, respectively, and
          (B) specifically state that repurchase or redemption pursuant thereto shall not be required prior to the Issuer’s repurchase of the Notes as required under the terms hereof.
          “Disqualified Stock” means Capital Stock constituting Disqualified Equity Interests.
          “Domestic Restricted Subsidiary” means any Restricted Subsidiary formed under the laws of the United States of America or any jurisdiction thereof.
          “Equity Interests” means all Capital Stock and all warrants or options with respect to, or other rights to purchase, Capital Stock, but excluding Debt convertible into, or exchangeable for, Capital Stock.
          “Equity Offering” means an offer and sale of Qualified Stock of the Issuer after the Issue Date other than an issuance registered on Form S-4 or S-8 or any successor form thereto or any issuance pursuant to employee benefit plans or otherwise relating to compensation to officers, directors or employees.
          “Exchange Act” means the Securities Exchange Act of 1934, as amended.
          “Fair Market Value” means, with respect to any property, the price that could be negotiated in an arm’s-length transaction between a willing seller and a willing buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair Market Value shall be determined, except as otherwise provided, (a) if such property has a Fair Market Value equal to or less than $20,000,000, by any officer; or (b) if such property has a Fair Market Value in excess of $20,000,000, by at least a majority of the disinterested members of the Board of Directors and evidenced by a resolution of the Board of Directors delivered to the Trustee.

          “Fixed Charge Coverage Ratio” means, on any date (the “transaction date”) for any Person, the ratio of:
          (x) the aggregate amount of Consolidated EBITDA for such Person for the four fiscal quarters immediately prior to the transaction date for which internal financial statements are available (the “reference period”) to
          (y) the aggregate Fixed Charges for such Person during such reference period.
          In making the foregoing calculation,
     (1) pro forma effect shall be given to any Debt or Preferred Stock Incurred during or after the reference period to the extent the Debt is outstanding or is to be Incurred on the transaction date as if the Debt, Disqualified Stock or Preferred Stock had been Incurred on the first day of the reference period;
     (2) pro forma calculations of interest on Debt bearing a floating interest rate shall be made as if the rate in effect on the transaction date (taking into account any Hedging Agreement applicable to the Debt if the Hedging Agreement has a remaining term of at least 12 months) had been the applicable rate for the entire reference period;
     (3) Fixed Charges related to any Debt or Preferred Stock no longer outstanding or to be repaid or redeemed on the transaction date, except for Interest Expense accrued during the reference period under a revolving credit to the extent of the commitment thereunder (or under any successor revolving credit) in effect on the transaction date, shall be excluded;
     (4) pro forma effect shall be given to:
          (A) the creation, designation or redesignation of Restricted and Unrestricted Subsidiaries,
          (B) the acquisition or disposition of companies, divisions or lines of businesses by such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer), including any acquisition or disposition of a company, division or line of business since the beginning of the reference period by a Person that became a Subsidiary of such Person (Restricted Subsidiary, in the case of the Issuer) after the beginning of the reference period, and
          (C) the discontinuation of any discontinued operations but, in the case of Fixed Charges, only to the extent that the obligations giving rise to the Fixed Charges shall not be obligations of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) following the transaction date that have occurred since the beginning of the reference period as if such events had occurred, and, in the case of any disposition, the proceeds thereof applied, on the first day of the reference period. To the extent that pro forma effect is to be given to an acquisition or disposition of a company, division or line of business, the pro forma calculation shall be based upon the most recent four full fiscal quarters for which the relevant financial information is available.

          “Fixed Charges” means, for any Person for any period, the sum of:
     (1) Interest Expense for such Person for such period; and
     (2) the product of
     (x) cash and non-cash dividends paid, declared, accrued or accumulated on any Disqualified Stock or Preferred Stock of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer), except for dividends payable in the Issuer’s Qualified Stock or paid to such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer), and
     (y) a fraction, the numerator of which is one and the denominator of which is one minus the sum of the currently effective combined Federal, state, local and foreign tax rate applicable to such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer).
          “Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.
          “GAAP” means generally accepted accounting principles in the United States of America as in effect on the Issue Date.
          “Global Note” means any Note issued in fully registered form to DTC (or its nominee), as depositary for the beneficial owners thereof, which shall be substantially in the form of Exhibit A.
          “Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
          “Guarantee” by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing any Debt or other obligation of any other Person (the “primary obligor”), whether directly or indirectly, and including any written obligation of the guarantor, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation or to purchase (or advance or supply funds for the purchase of) any security for the payment thereof, (b) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt or other obligation or (c) as an account party in respect of any letter of credit or letter of guarantee issued to support such Debt or other obligation; provided that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
          “Guarantor” means (i) each Restricted Subsidiary of the Issuer in existence on the Issue Date that Guarantees the Credit Agreement and (ii) each Restricted Subsidiary that executes a supplemental indenture in the form attached to the indenture providing for the Guarantee of the payment of the Notes, or any successor obligor under its Note Guarantee, in each case unless and until such Guarantor is released from its Note Guarantee pursuant to the terms hereof.
          “Hedging Agreement” means any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement.
          “Holder” means the Person in whose name a Note is registered on the Note Register maintained by the Security Registrar.
          “Indenture” means the Base Indenture, as amended from time to time with respect to the Notes, and together with and supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, as amended from time to time with respect to the Notes.
          “Incur” means, with respect to any Debt or Capital Stock, to incur, create, issue, assume or Guarantee such Debt or Capital Stock. If any Person becomes a Restricted Subsidiary on any date after the date hereof (including by redesignation of an Unrestricted Subsidiary or failure of an Unrestricted Subsidiary to meet the qualifications necessary to remain an Unrestricted Subsidiary), the Debt and Capital Stock of such Person outstanding on such date shall be deemed to have been Incurred by such Person on such date for purposes of Section 4.03 hereof, but shall not be considered the sale or issuance of Equity Interests for purposes of Section 4.04 hereof. Neither the accrual of interest nor the accretion of original issue discount nor the payment of interest in the form of additional Debt (to the extent provided for when the Debt on which such interest is paid was originally issued) shall be considered an Incurrence of Debt.
          “Interest Expense” means, for any Person for any period, the consolidated interest expense of such Person and its Subsidiaries (Restricted Subsidiaries in the case of the Issuer), plus, to the extent not included in such consolidated interest expense, and to the extent incurred, accrued or payable by such Person or its Subsidiaries (Restricted Subsidiaries in the case of the Issuer), without duplication: (i) interest expense attributable to Capital Leases, (ii) amortization of debt discount and debt issuance costs, (iii) capitalized interest, (iv) non-cash interest expense, (v) any of the above expenses with respect to Debt of another Person Guaranteed by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) or secured by a Lien on the assets of such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) and (vi) any interest, premiums, fees, discounts, expenses and losses on the sale of accounts receivable (and any amortization thereof) payable by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) in connection with a Receivables Financing, and any yields or other charges or other amounts comparable to, or in the nature of, interest payable by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) under any Receivables Financing. Interest Expense shall be determined for any period after giving effect to any net payments made or received and costs incurred by such Person or any of its Subsidiaries (Restricted Subsidiaries in the case of the Issuer) with respect to any related interest rate Hedging Agreements.
          “Investment” means:
     (1) any advance (excluding intercompany liabilities incurred in the ordinary course of business in connection with the cash management operations of the Issuer or its Restricted Subsidiaries), loan or other extension of credit to another Person (but excluding (i) advances to customers, suppliers or the like in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivables, prepaid expenses or deposits on the balance sheet of the Issuer or its Restricted Subsidiaries and endorsements for collection or deposit arising in the ordinary course of business, (ii) commission, travel and similar advances to officers and employees made in the ordinary course of business and (iii) advances, loans or extensions of trade credit in the ordinary course of business by the Issuer or any of its Restricted Subsidiaries),
     (2) any capital contribution to another Person, by means of any transfer of cash or other property or in any other form,
     (3) any purchase or acquisition of Equity Interests, bonds, notes or other Debt, or other instruments or securities issued by another Person, including the receipt of any of the above as consideration for the disposition of assets or rendering of services, or
     (4) any Guarantee of any obligation of another Person.
          If the Issuer or any Restricted Subsidiary (x) issues, sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary so that, after giving effect to that sale or disposition, such Person is no longer a Subsidiary of the Issuer, or (y) designates any Restricted Subsidiary as an Unrestricted Subsidiary in accordance with the terms hereof, all remaining Investments of the Issuer and the Restricted Subsidiaries in such Person shall be deemed to have been made at such time. The acquisition by the Issuer or any Restricted Subsidiary of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the Person or such Restricted Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investment held by the acquired Person in such third Person on the date of such acquisition.
          “Investment Grade” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P.
          “Issue Date” means the date on which the Notes (other than Additional Notes) are originally issued hereunder.
          “Lien” means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or Capital Lease).
          “Moody’s” means Moody’s Investors Service, Inc. and its successors.
          “Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds of such Asset Sale in the form of cash (including (i) payments in respect of deferred payment obligations to the extent corresponding to principal, but not interest, when received in the form of cash, and (ii) proceeds from the conversion of other consideration received when converted to cash but only when received), net of:
     (1) brokerage commissions and other fees and expenses related to such Asset Sale, including fees and expenses of counsel, accountants and investment bankers and any relocation expenses incurred as a result thereof;
     (2) provisions for income Taxes as a result of such Asset Sale taking into account the consolidated results of operations of the Issuer and its Restricted Subsidiaries reasonably estimated to actually be payable within two years of the date of the relevant transaction as a result of any gain recognized in connection therewith, provided that if the amount of any estimated Taxes hereunder exceeds the amount of Taxes actually required to be paid in cash in respect of such Asset Sale, the aggregate amount of such excess shall constitute Net Cash Proceeds;

     (3) payments required to be made to holders of minority interests in Restricted Subsidiaries as a result of such Asset Sale or to repay Debt outstanding at the time of such Asset Sale that is secured by a Lien on the property or assets sold; and
     (4) appropriate amounts to be provided as a reserve against liabilities associated with such Asset Sale, including pension and other post-employment benefit liabilities, liabilities related to environmental matters and indemnification obligations associated with such Asset Sale, with any subsequent reduction of the reserve other than by payments made and charged against the reserved amount to be deemed a receipt of cash.
          “Non-Recourse Debt” means Debt as to which (i) neither the Issuer nor any Restricted Subsidiary provides any Guarantee and as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Issuer or any Restricted Subsidiary and (ii) no default thereunder would, as such, constitute a default under any Debt of the Issuer or any Restricted Subsidiary.
          “Note Guarantee” means the Guarantee of the Notes by a Guarantor pursuant to the terms hereof.
          “Obligations” means, with respect to any Debt, all obligations (whether in existence on the Issue Date or arising afterwards, absolute or contingent, direct or indirect) for or in respect of principal (when due, upon acceleration, upon redemption, upon mandatory repayment or repurchase pursuant to a mandatory offer to purchase, or otherwise), premium, interest, penalties, fees, indemnification, reimbursement, expenses, damages and other amounts payable and liabilities with respect to such Debt, including all interest accrued or accruing after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for such interest is allowed as a claim in such case or proceeding.
          “Permitted Business” means any of the businesses in which the Issuer and its Restricted Subsidiaries are engaged on the Issue Date, and any other businesses reasonably related, incidental, complementary or ancillary thereto.
          “Permitted Investments” means:
     (1) any Investment in the Issuer or in a Restricted Subsidiary of the Issuer;
     (2) any Investment in cash or Cash Equivalents;
     (3) any Investment by the Issuer or any Subsidiary of the Issuer in a Person, if, as a result of such Investment
          (A) such Person becomes a Restricted Subsidiary of the Issuer, or
          (B) such Person is merged or consolidated with or into, or transfers or conveys substantially all its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary;
     (4) Investments received as non-cash consideration in an asset sale made pursuant to and in compliance with Section 4.04 hereof;
     (5) any Investment acquired solely in exchange for Qualified Stock of the Issuer;

     (6) Hedging Agreements otherwise permitted under the terms hereof;
     (7) (i) receivables owing to the Issuer or any Restricted Subsidiary if created or acquired in the ordinary course of business, (ii) endorsements for collection or deposit in the ordinary course of business, and (iii) securities, instruments or other obligations received in compromise or settlement of debts created in the ordinary course of business, or by reason of a composition or readjustment of debts or reorganization of another Person, or in satisfaction of claims or judgments;
     (8) payroll, travel and other loans or advances to, or Guarantees issued to support the obligations of, current or former officers, managers, directors, consultants and employees, in each case in the ordinary course of business, not in excess of $2,000,000 outstanding at any time;
     (9) Investments arising as a result of any Permitted Receivables Financing;
     (10) Investments in the nature of any Production Payments, royalties, dedication of reserves under supply agreements or similar rights or interests granted, taken subject to, or otherwise imposed on properties with normal practices in the mining industry;
     (11) Investments consisting of obligations specified in clause (b)(6) of the definition of “Permitted Debt”;
     (12) Investments resulting from pledges and deposits permitted under the definition of “Permitted Liens”;
     (13) Investments consisting of purchases and acquisitions, in the ordinary course of business, of inventory, supplies, material or equipment or the licensing or contribution of intellectual property;
     (14) Investments consisting of indemnification obligations in respect of performance bonds, bid bonds, appeal bonds, surety bonds, reclamation bonds and completion guarantees and similar obligations in respect of coal sales contracts (and extensions or renewals thereof on similar terms) or under applicable law or with respect to workers’ compensation benefits, in each case entered into in the ordinary course of business, and pledges or deposits made in the ordinary course of business in support of obligations under coal sales contracts (and extensions or renewals thereof on similar terms);
     (15) customary Investments in a Securitization Subsidiary that are necessary or desirable to effect any Permitted Receivables Financing;
     (16) Investments in Unrestricted Subsidiaries and joint ventures in an aggregate amount (without taking into account any changes in value after the making of any such Investment), taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $100,000,000 and (y) 3.0% of Consolidated Tangible Assets (net of, with respect to the Investment in any particular Person, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of Investments in such Person made after the Issue Date in reliance on this clause); and
     (17) in addition to Investments listed above, Investments in Persons engaged in Permitted Businesses in an aggregate amount (without taking into account any changes in value after the making of any such Investment), taken together with all other Investments made in reliance on this clause, not to exceed the greater of (x) $100,000,000 and (y) 3.0% of Consolidated Tangible Assets (net of, with respect to the Investment in any particular Person made pursuant to this clause, the cash return thereon received after the Issue Date as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income) not to exceed the amount of such Investments in such Person made after the Issue Date in reliance on this clause).
          “Permitted Liens” means:
     (1) Liens existing on the Issue Date;
     (2) Liens securing the Notes or any Note Guarantees and other Obligations under the Indenture and in respect thereof and any obligations owing to the Trustee under the Indenture;
     (3) Liens securing (i) Debt Incurred under clause (b)(1) of the definition of “Permitted Debt” (and all Obligations incurred, issued or arising under such secured credit facilities that permit borrowings not in excess of the limit set out in such clause (b)(1)) and (ii) Obligations of the Issuer and its Subsidiaries under Hedging Agreements and other agreements, including in respect of cash management services provided by lenders under the Debt referred to in the preceding clause (i) or their affiliates (so long as such Persons remain lenders (or affiliates thereof) after entry into such agreements or arrangements);
     (4) (i) pledges or deposits under worker’s compensation laws, unemployment insurance and other social security laws or regulations or similar legislation, or to secure liabilities to insurance carriers under insurance arrangements in respect of such obligations, or good faith deposits, prepayments or cash payments in connection with bids, tenders, contracts or leases, or to secure public or statutory obligations, surety and appeal bonds, customs duties and the like, or for the payment of rent, in each case incurred in the ordinary course of business and (ii) Liens securing obligations specified in clause (b)(6) of the definition of “Permitted Debt,” Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, contractual arrangements with suppliers, reclamation bonds, surety bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice, in each case which are not Incurred in connection with the borrowing of money or the obtaining of advances or credit;
     (5) Liens imposed by law, such as carriers’, vendors’, warehousemen’s and mechanics’ liens, in each case for sums not yet due or being contested in good faith and by appropriate proceedings and in respect of Taxes and other governmental assessments and charges or claims which are not yet due or which are being contested in good faith and by appropriate proceedings;
     (6) customary Liens in favor of trustees and escrow agents, and netting and setoff rights, banker’s liens and the like in favor of financial institutions and counterparties to financial obligations and instruments, including Hedging Agreements;
     (7) Liens on assets pursuant to merger agreements, stock or asset purchase agreements and similar agreements in respect of the disposition of such assets;
     (8) options, put and call arrangements, rights of first refusal and similar rights relating to Investments in joint ventures, partnerships and the like;

     (9) judgment liens so long as no Event of Default then exists as a result thereof;
     (10) Liens incurred in the ordinary course of business securing obligations other than Debt for borrowed money and not in the aggregate materially detracting from the value of the properties or their use in the operation of the business of the Issuer and its Restricted Subsidiaries;
     (11) Liens (including the interest of a lessor under a Capital Lease) on property that secure Debt Incurred pursuant to clause (b)(12) of the definition of “Permitted Debt” for the purpose of financing all or any part of the purchase price or cost of construction or improvement of such property, provided that the Lien does not (x) extend to any additional property or (y) secure any additional obligations, in each case other than the initial property so subject to such Lien and the Debt and other obligations originally so secured;
     (12) Liens on property of a Person at the time such Person becomes a Restricted Subsidiary of the Issuer, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;
     (13) Liens on property at the time the Issuer or any of the Restricted Subsidiaries acquires such property, including any acquisition by means of a merger or consolidation with or into the Issuer or a Restricted Subsidiary of such Person, provided such Liens were not created in contemplation thereof and do not extend to any other property of the Issuer or any Restricted Subsidiary;
     (14) Liens securing Debt or other obligations of the Issuer or a Restricted Subsidiary to the Issuer or a Guarantor;
     (15) Liens incurred or assumed in connection with the issuance of revenue bonds the interest on which is tax-exempt under the Internal Revenue Code;
     (16) Liens on specific items of inventory, equipment or other goods and proceeds of any Person securing such Person’s obligations in respect thereof or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
     (17) Liens in favor of collecting or payor banks having a right of setoff, revocation, refund or chargeback with respect to money or instruments of the Issuer or any Restricted Subsidiary on deposit with or in possession of such bank;
     (18) Deposits made in the ordinary course of business to secure liability to insurance carriers;
     (19) extensions, renewals or replacements of any Liens referred to in clauses (1), (2), (11), (12) or (13) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt”, the amount secured by such Lien is not increased;
     (20) Liens on assets of a Securitization Subsidiary and accounts receivable and related assets and proceeds thereof arising in connection with a Permitted Receivables Financing;
     (21) surface use agreements, easements, zoning restrictions, rights of way, encroachments, pipelines, leases (other than Capital Leases), subleases, rights of use, licenses, special assessments, trackage rights, transmission and transportation lines related to mining leases or mineral right and/or other real property including any re-conveyance obligations to a surface owner following mining, royalty payments, and other obligations under surface owner purchase or leasehold arrangements necessary to obtain surface disturbance rights to access the subsurface coal deposits and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, in the aggregate, are not substantial in amount and which do not materially detract from the value of the affected property or materially interfere with the ordinary conduct of business of the Issuer or any Restricted Subsidiary;
     (22) pledges, deposits or non-exclusive licenses to use intellectual property rights of the Issuer or its Restricted Subsidiaries to secure the performance of bids, tenders, trade contracts, leases, public or statutory obligations, surety and appeal bonds, reclamation bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
     (23) rights of owners of interests in overlying, underlying or intervening strata and/or mineral interests not owned by the Issuer or any of its Restricted Subsidiaries, with respect to tracts of real property where the Issuer or the applicable Restricted Subsidiary’s ownership is only surface or severed mineral or is otherwise subject to mineral severances in favor of one or more third parties;
     (24) other defects and exceptions to title of real property where such defects or exceptions, in the aggregate, are not substantial in amount and do not materially detract from the value of the affected property;
     (25) Liens on shares of Capital Stock of any Unrestricted Subsidiary securing obligations of any Unrestricted Subsidiary;
     (26) Liens on assets of Foreign Restricted Subsidiaries securing Debt of such Foreign Restricted Subsidiary incurred under clause (14) of the definition of “Permitted Debt” (or of any Foreign Restricted Subsidiary of such Foreign Restricted Subsidiary);
     (27) Production Payments, royalties, dedication of reserves under supply agreements, mining leases, or similar rights or interests granted, taken subject to, or otherwise imposed on properties consistent with normal practices in the mining industry and any precautionary UCC financing statement filings in respect of leases or consignment arrangements (and not any Debt) entered into in the ordinary course of business; and
     (28) other Liens securing obligations in an aggregate amount not exceeding the greater of $50,000,000 and 1.50% of Consolidated Tangible Assets (it being understood that any decrease in Consolidated Tangible Assets following the date of Incurrence shall not create a Default with respect to such previously incurred Debt or Liens).
          “Permitted Receivables Financing” means any Receivables Financing pursuant to which a Securitization Subsidiary purchases or otherwise acquires Receivables of the Issuer or any Restricted Subsidiary and enters into a third party financing thereof on terms that the Board of Directors of the Issuer has concluded are customary and market terms fair to the Issuer and its Restricted Subsidiaries. It is understood and agreed that the Receivables Financing of Patriot Coal Receivables SPV Ltd. (including its successors) outstanding on the Issue Date shall be deemed to be a “Permitted Receivables Financing”.

          “Person” means an individual, a corporation, a partnership, a limited liability company, joint venture, an association, a trust or any other entity, including a government or political subdivision or an agency or instrumentality thereof.
          “Preferred Stock” means, with respect to any Person, any and all Capital Stock which is preferred as to the payment of dividends or distributions, upon liquidation or otherwise, over another class of Capital Stock of such Person.
          “Production Payments” means with respect to any Person, all production payment obligations and other similar obligations with respect to coal and other natural resources of such Person that are recorded as a liability or deferred revenue on the financial statements of such Person in accordance with GAAP.
          “Qualified Equity Interests” means all Equity Interests of a Person other than Disqualified Equity Interests.
          “Qualified Stock” means all Capital Stock of a Person other than Disqualified Stock.
          “Rating Agencies” means S&P and Moody’s; provided, that if either S&P or Moody’s (or both) shall cease issuing a rating on the Notes for reasons outside the control of the Issuer, the Issuer may select a nationally recognized statistical rating agency to substitute for S&P or Moody’s (or both).
          “Real Property” shall mean, collectively, all right, title and interest of the Issuer or any other Subsidiary (including any leasehold or mineral estate) in and to any and all parcels of real property owned or operated by the Issuer or any other Subsidiary, whether by lease, license or other use agreement, including but not limited to, coal leases and surface use agreements, together with, in each case, all improvements and appurtenant fixtures (including all conveyors, preparation plants or other coal processing facilities, silos, shops and load out and other transportation facilities), easements and other property and rights incidental to the ownership, lease or operation thereof, including but not limited to, access rights, water rights and extraction rights for minerals.
          “Receivables” means accounts receivable (including all rights to payment created by or arising from the sale of goods, leases of goods or the rendition of services, no matter how evidenced (including in the form of a chattel paper).
          “Receivables Financing” means any receivable securitization program or arrangement pursuant to which the Issuer or any of its Restricted Subsidiaries sells Receivables for financing purposes.
          “Responsible Officer” means any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any trust officer, any assistant trust officer or any other officer associated with the corporate trust department of the Trustee (or any successor group of the Trustee) customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of such person’s knowledge of and familiarity with the particular subject, and who shall in each case have direct responsibility for the administration of the indenture.
          “Restricted Subsidiary” means any Subsidiary of the Issuer other than any Unrestricted Subsidiary.
          “S&P” means Standard & Poor’s Ratings Group, a division of McGraw Hill, Inc., and its successors.

          “Sale and Leaseback Transaction” means, with respect to any Person, an arrangement whereby such Person enters into a lease of property previously transferred by such Person to the lessor.
          “Securities Act” means the Securities Act of 1933, as amended.
          “Securitization Subsidiary” means (a) Patriot Coal Receivables SPV Ltd. (including its successors) or (b) a Subsidiary of the Issuer:
     (1) that is designated a “Securitization Subsidiary” by the Issuer,
     (2) that does not engage in, and whose charter prohibits it from engaging in, any activities other than Permitted Receivables Financings and any activity necessary, incidental or related thereto,
     (3) no portion of the Debt or any other obligation, contingent or otherwise, of which
          (A) is Guaranteed by the Issuer or any other Restricted Subsidiary of the Issuer,
          (B) is recourse to or obligates the Issuer or any other Restricted Subsidiary of the Issuer in any way, or
          (C) subjects any property or asset of the Issuer or any other Restricted Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof
     (4) with respect to which neither the Issuer nor any other Restricted Subsidiary of the Issuer (other than an Unrestricted Subsidiary) has any obligation to maintain or preserve its financial condition or cause it to achieve certain levels of operating results, and
     (5) with respect to which all investments therein by the Issuer or any Restricted Subsidiary are limited to the Permitted Investments allowed under clause (15) of the definition of “Permitted Investments,”
other than, in respect of clauses (3)(A), (B) and (C) and (4), pursuant to customary representations, warranties, covenants and indemnities entered into in connection with a Permitted Receivables Financing.
          “Significant Restricted Subsidiary” means any Restricted Subsidiary, or group of Restricted Subsidiaries, that would, taken together, be a “significant subsidiary” as defined in Article 1, Rule 1-02 (w)(1) or (2) of Regulation S-X promulgated under the Securities Act, as such regulation is in effect on the date hereof.
          “Stated Maturity” means (i) with respect to any Debt, the date specified as the fixed date on which the final installment of principal of such Debt is due and payable or (ii) with respect to any scheduled installment of principal of or interest on any Debt, the date specified as the fixed date on which such installment is due and payable as set forth in the documentation governing such Debt, not including any contingent obligation to repay, redeem or repurchase prior to the regularly scheduled date for payment.
          “Subordinated Debt” means any Debt of the Issuer or any Guarantor which is subordinated in right of payment to the Notes or the Note Guarantee, as applicable, pursuant to a written agreement to that effect.

          “Subsidiary” means, with respect to any Person, any corporation, association, limited liability company or other business entity of which more than 50% of the outstanding Voting Stock is owned, directly or indirectly, by, or, in the case of a partnership, the sole general partner or the managing partner or the only general partners of which are, such Person and one or more Subsidiaries of such Person (or a combination thereof). Unless otherwise specified, “Subsidiary” means a Subsidiary of the Issuer.
          “Taxes” means any present or future tax, levy, import, duty, charge, deduction, withholding, assessment or fee of any nature (including interest, penalties, and additions thereto) that is imposed by any Governmental Authority or other taxing authority.
          “Transfer Agent” means the Person or Persons, which may be the Issuer or a Guarantor, authorized by the Issuer to exchange or register the transfer of the Notes.
          “Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to April 30, 2014; provided, however, that if the period from the redemption date to such date is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.
          “U.S. Government Obligations” means obligations issued or directly and fully guaranteed or insured by the United States of America or by any agent or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof.
          “Unrestricted Subsidiary” means (i) any Securitization Subsidiary, or (ii) any Subsidiary of the Issuer that at the time of determination has previously been designated, and continues to be, an Unrestricted Subsidiary in accordance with Section 4.09.
          “Voting Stock” means, with respect to any Person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.
          “Wholly Owned” means, with respect to any Restricted Subsidiary, a Restricted Subsidiary all of the outstanding Capital Stock of which (other than any director’s qualifying shares) is owned by the Issuer and one or more Wholly Owned Restricted Subsidiaries (or a combination thereof).
          Section 1.02. Other Definitions.

Defined in
Term	Section
Additional Notes	2.06
Agent	2.04
Authentication Agent	2.04
Base Indenture	Recitals
Covenant Suspension Event	4.10
DTC	2.03
Excess Proceeds	4.04
Event of Default	6.01

Defined in
Term	Section
First Supplemental Indenture	Recitals
Fixed Charge Coverage Ratio Test	4.03
Issuer	Recitals
Notes	Recitals
Note Register	2.04
Offer Amount	3.03
Offer to Purchase	3.03
Offer Period	3.03
Paying Agent	2.04
Permitted Debt	4.03
Permitted Refinancing Debt	4.03
Purchase Date	3.03
Related Party Transaction	4.05
Reversion Date	4.10
Restricted Payments	4.01
Second Supplemental Indenture	Recitals
Security Registrar	2.04
Suspended Covenants	4.10
Suspension Period	4.10
Trustee	Recitals
ARTICLE II
THE NOTES
          Section 2.01. Title. Subject to and in accordance with Section 2.03 of the Base Indenture, as supplemented by the First Supplemental Indenture, the Issuer hereby establishes a series of securities to be issued under the Indenture with the title “8.250% Senior Notes due April 30, 2018.”
          Section 2.02. Aggregate Initial Principal Amount. The aggregate initial principal amount of the Notes to be authenticated and delivered pursuant to this Second Supplemental Indenture (except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of, other Notes pursuant to Sections 2.08, 2.09, 2.11 or 11.03 of the Base Indenture and except for Notes which, pursuant to Section 2.06 of the Base Indenture, are deemed never to have been authenticated and delivered) is $250,000,000. Such principal amount is due and payable on April 30, 2018. The Issuer may issue additional Notes from time to time hereunder, subject to the provisions of Section 2.04 of the Base Indenture and Section 2.06 of this Second Supplemental Indenture, and subject to the limitations set forth in Section 4.03 of this Second Supplemental Indenture. All Notes issued on the Issue Date together with any such additional Notes issued under this Second Supplemental Indenture shall be treated as a single class of securities under the Indenture.
          Section 2.03. Form. (a) The Notes shall be issued only in book-entry form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The Notes shall be initially issued in the form of one or more Global Notes substantially in the form of Exhibit A hereto, which shall supersede and replace Exhibit A to the Base Indenture. The Depository with respect to the Notes shall be The Depository Trust Company (“DTC”). Each Note shall be dated the date of its authentication. The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Second Supplemental Indenture and the Issuer, the Guarantors and the Trustee, by their execution and delivery of this Second Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.

     (b) The eighth paragraph of Section 2.08 of the Base Indenture shall not apply to the Notes issued hereunder. Owners of beneficial interests in the Notes issued pursuant to this Indenture and represented by Global Notes shall not be entitled to physical delivery of the Notes in registered certificated form unless:
          (i) DTC notifies the Issuer that it is unwilling or unable to continue as depository for the Notes or at any time ceases to be a clearing agency registered as such under the Exchange Act, and a successor depository registered as a clearing agency under the Exchange Act is not appointed by the Issuer within 90 days;
          (ii) there shall have occurred and be continuing an Event of Default under the Indenture with respect to the Notes and the Trustee shall have received a request from DTC to issue certificated Notes (with a copy of such notice to be sent to the Security Registrar, Authentication Agent and Transfer Agent); or
          (iii) the Issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Notes in definitive form under the Indenture (with a copy of such notice to be sent to the Security Registrar, Authentication Agent and Transfer Agent).
Global Notes may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
          Section 2.04. Offices for Payments; Security Registrar and Agents.
          (a) The Issuer shall maintain an office or agency in the Borough of Manhattan, City of New York, where Notes may be presented or surrendered for registration of transfer or for exchange (the “Security Registrar”), where Notes may be presented for payment (the “Paying Agent”) and for the service of notices and demands to or upon the Issuer or the Guarantors in respect of the Notes, the Guarantees and this Indenture. The Security Registrar shall keep a register of the Notes and their transfer and exchange (the “Note Register”). The Issuer may have one or more co-Security Registrars and one or more additional Paying Agents. The Issuer will give to the Trustee written notice of the location of any such office or agency and of any change of location thereof. The Issuer shall designate the office to be maintained by it for each such purpose. In case the Issuer shall fail to so designate or maintain any such office or agency or shall fail to give such notice of the location or of any change in the location thereof, presentations and demands may be made and notices may be served at the Corporate Trust Office.
          (b) For the purposes of this Indenture, all duties to be performed by the Trustee pursuant to Sections 2.04 and 2.06 of the Base Indenture shall be performed by an authorized signatory of the Trustee or an agent appointed by the Trustee for such purpose (an “Authentication Agent), pursuant to a delegation of such authority in accordance with Section 5.02(g) of the Base Indenture.
          (c) Citibank, N.A. shall initially serve as the Security Registrar, Paying Agent, Transfer Agent and Authentication Agent for the Notes (in each such capacity and collectively in such capacities, the “Agent”), and will act at its offices (i) for Note transfer purposes and for purposes of exchange and surrender of the Notes for the final distributions thereon, at Citibank, N.A., 111 Wall Street, 15th Floor, New York, New York 10005, Attention: 15th Floor Window — Patriot Coal, and (ii) for all other purposes at Citibank, N.A., 388 Greenwich St., 14th Floor, New York, New York 10013, Attention: Global Transaction Services — Patriot Coal; or any other address that the Agent may designate with respect to itself from time to time by notice to the Trustee, the Issuer and the Holders of the Notes.

          Section 2.05. Payment on Global Notes. The Issuer shall, through the Paying Agent, make payments in respect of Notes issued in the form of Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Notes Holder. The Issuer, through the Paying Agent, shall make all payments of principal, interest and premium, if any, with respect to Notes issued in permanent form by wire transfer of immediately available funds to the accounts specified by the Holders of such Notes or, if no such account is specified, by mailing a check to each such Holder’s registered address.
          Section 2.06. Additional Notes. (a) The Issuer may, from time to time, subject to compliance with any other applicable provisions of this Indenture, without the consent of the Holders, create and issue pursuant to this Indenture additional notes (“Additional Notes”) that shall have terms and conditions identical to those of the other Notes outstanding hereunder, except with respect to:
          (i) the issue date;
          (ii) the amount of interest payable on the first interest payment date therefor;
          (iii) the issue price; and
          (iv) any adjustments necessary in order to conform to and ensure compliance with the Securities Act (or other applicable securities laws) and any registration rights or similar agreement applicable to such Additional Notes, which are not adverse in any material respect to the Holder of any outstanding Notes hereunder (other than such Additional Notes).
          (b) The Notes issued on the Issue Date and any Additional Notes shall be treated as a single class for all purposes under this Indenture.
          (c) With respect to any Additional Notes, the Issuer shall set forth in an Officer’s Certificate pursuant to a resolution of the Board of Directors (or a committee therof duly authorized to act hereunder) of the Issuer, copies of which shall be delivered to the Trustee and the Agent, the following information:
          (i) the aggregate principal amount of such Additional Notes to be authenticated and delivered pursuant to this Indenture; and
          (ii) whether such Additional Notes shall be subject to transfer restrictions under the Securities Act (or other applicable securities laws).
          Section 2.07. Conversion of the Notes. The Notes may not be converted into securities of the Issuer or exchanged for the securities of the Issuer or another enterprise.
ARTICLE III
REDEMPTION
          Section 3.01. Optional Redemption. At any time and from time to time prior to April 30, 2013, the Issuer may on any one or more occasions redeem up to 35% of the principal amount of the Notes issued under this Second Supplemental Indenture with the net cash proceeds received by the Issuer from one or more Equity Offerings at a redemption price equal to 108.250% of the principal amount plus accrued and unpaid interest to the redemption date, provided that:

     (1) in each case, the redemption takes place not later than 90 days after the closing of the related Equity Offering, and
     (2) not less than 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding immediately thereafter.
          At any time and from time to time prior to April 30, 2014, the Issuer may redeem the Notes, in whole or in part, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).
          At any time and from time to time on or after April 30, 2014, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date:

12-month period commencing April 30 in Year	Percentage
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%
          Except as set forth in the three preceding paragraphs, the Notes shall not be redeemable at the Company’s option.
          Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 11.01 through 11.04 of the Base Indenture, except that (i) the last sentence of the fourth paragraph of Section 11.02 of the Base Indenture shall not apply to Notes issued hereunder, and (ii) the fifth paragraph of Section 11.02 of the Base Indenture shall be replaced in its entirety with the following:
     “If fewer than all of the Notes are being redeemed, the Paying Agent shall select the Notes to be redeemed with respect to the Global Notes, by lot or by such other method as may be required by DTC and otherwise, pro rata, or by any other method the Paying Agent in its sole discretion deems fair and appropriate, in denominations of $2,000 principal amount and multiples of $1,000 above that amount. The Paying Agent shall promptly notify the Issuer in writing of the Notes selected for redemption and, in the case of any Notes selected for partial redemption, the principal amount thereof to be redeemed. Upon surrender of any Note redeemed in part, the Holder of such Note will receive a new Note equal in principal amount to the unredeemed portion of the surrendered Note. Once notice of redemption is sent to the Holders, notes called for redemption become due and payable at the redemption price on the redemption date, and, commencing on the redemption date, notes redeemed will cease to accrue interest.”
          Section 3.02. Mandatory Redemption. Except as set forth in Section 3.03, Section 4.04 and Section 4.07 hereof, the Issuer is not required to make mandatory redemption or sinking fund payments with respect to the Notes.
          Section 3.03. Offer to Purchase. In the event that, pursuant to Section 4.04 or Section 4.07 hereof, the Issuer shall be required to commence an “Offer to Purchase,” it shall follow the procedures specified below.
          The Offer to Purchase shall remain open for a specified period in accordance with applicable law (the “Offer Period”). No later than five Business Days after the termination of the Offer

Period (the “Purchase Date”), the Issuer shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.04 or Section 4.07 of this Second Supplemental Indenture (the “Offer Amount”) or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Offer to Purchase.
          If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Offer to Purchase.
          Upon commencement of an Offer to Purchase, the Issuer shall send, by first class mail, a notice to the Trustee, the Agent and each of the Holders. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Offer to Purchase. The Offer to Purchase shall be made to all Holders. The notice, which shall govern the terms of the Offer to Purchase in lieu of the second paragraph of Section 11.02 of the Base Indenture, shall state:
     (1) the principal amount of Notes subject to the offer and the purchase price;
     (2) an expiration date (the “expiration date”) not less than 30 days or more than 60 days after the date of the offer,
     (3) a settlement date for purchase (the “purchase date”) not more than five Business Days after the expiration date,
     (4) information concerning the business of the Issuer and its Subsidiaries and the circumstances surrounding such Offer to Purchase which the Issuer in good faith believes will enable the Holders to make an informed decision with respect to the Offer to Purchase, and
     (5) instructions and materials necessary to enable Holders to tender Notes pursuant to the offer.
          A Holder may tender all or any portion of its Notes pursuant to an Offer to Purchase, subject to the requirement that any portion of a Note tendered must be in a multiple of $1,000 principal amount and in a minimum of $2,000 principal amount. Holders are entitled to withdraw Notes tendered up to the close of business on the expiration date. On the purchase date the purchase price shall become due and payable on each Note accepted for purchase pursuant to the Offer to Purchase, and interest on Notes purchased shall cease to accrue on and after the purchase date.
          On or before the Purchase Date, the Issuer shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Offer to Purchase, or if less than the Offer Amount has been tendered, all Notes tendered, deposit with the Paying Agent an amount equal to the Offer Amount in respect of all Notes or portions of Notes properly tendered and shall deliver to the Trustee and the Paying Agent an Officers’ Certificate stating that such Notes or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.03. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer shall purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) shall be purchased. The Paying Agent shall promptly (but in any case not later than five Business Days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the

Issuer for purchase, and the Issuer shall promptly issue a new Note, and the Authenticating Agent, upon written request from the Issuer shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered upon cancellation of the original Note. Any Note not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. The Issuer shall publicly announce the results of the Offer to Purchase on the Purchase Date.
          Other than as specifically provided in this Section 3.03, any purchase pursuant to this Section 3.03 shall be made pursuant to the provisions of Sections 11.01 through 11.04 of the Base Indenture, as modified by the last paragraph of Section 3.01 hereof.
ARTICLE IV
ADDITIONAL COVENANTS
          In addition to the other covenants set forth in Article 3 of the Base Indenture, the Notes shall be subject to the additional covenants set forth in this Article IV:
          Section 4.01. Restricted Payments. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly (the payments and other actions described in the following clauses being collectively “Restricted Payments”):
     (1) declare or pay any dividend or make any distribution on its Equity Interests (other than dividends or distributions paid in the Issuer’s Qualified Equity Interests) held by Persons other than the Issuer or any of its Restricted Subsidiaries;
     (2) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Issuer held by Persons other than the Issuer or any of its Restricted Subsidiaries;
     (3) repay, redeem, repurchase, defease or otherwise acquire or retire for value, or make any payment on or with respect to, any Subordinated Debt (other than a payment of interest or principal at Stated Maturity thereof or the purchase, repurchase or other acquisition of any Subordinated Debt purchased in anticipation of satisfying a scheduled maturity sinking fund or amortization or other installment obligation, in each case due within one year of the date of acquisition); or
     (4) make any Investment other than a Permitted Investment;
unless, at the time of, and after giving effect to, the proposed Restricted Payment:
          (A) no Default has occurred and is continuing,
          (B) the Issuer could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test, and
          (C) the aggregate amount expended for all Restricted Payments made on or after the Issue Date would not, subject to Section 4.01(c), exceed the sum of:
          (i) 50% of the aggregate amount of the Consolidated Net Income (or, if the Consolidated Net Income is a loss, minus 100% of the amount of the loss) accrued on a cumulative basis during the period, taken as one accounting period, beginning on the first day of the fiscal quarter in which the

Issue Date occurs and ending on the last day of the Issuer’s most recently completed fiscal quarter for which internal financial statements are available, plus
     (ii) subject to Section 4.01(c), the aggregate net cash proceeds, including cash proceeds and the Fair Market Value of property other than cash, received by the Issuer (other than from a Subsidiary) after the Issue Date:
     (x) from the issuance and sale of its Qualified Equity Interests, including by way of issuance of its Disqualified Equity Interests or Debt to the extent since converted into Qualified Equity Interests of the Issuer, or
     (y) as a contribution to its common equity, plus
     (iii) an amount equal to the sum, for all Unrestricted Subsidiaries, of the following:
          (x) the cash return, after the Issue Date, on Investments in an Unrestricted Subsidiary made after the Issue Date pursuant to this Section 4.01(a) as a result of any sale for cash, repayment, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), plus
          (y) the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the assets less liabilities of an Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary, not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments made after the Issue Date by the Issuer and its Restricted Subsidiaries in such Unrestricted Subsidiary pursuant to this Section 4.01(a), plus
          (iv) the cash return, after the Issue Date, on any other Investment made after the Issue Date pursuant to this Section 4.01(a), as a result of any sale for cash, repayment, return, redemption, liquidating distribution or other cash realization (not included in Consolidated Net Income), not to exceed the amount of such Investment so made, plus
          (v) any amount which previously qualified as a Restricted Payment made under Section 4.01(a) on account of any Guarantee entered into by the Issuer or any Restricted Subsidiary; provided that such Guarantee has not been called upon and the obligation arising under such Guarantee no longer exists.
The amount of any Restricted Payment, if other than in cash, shall be the Fair Market Value of the assets or securities proposed to be transferred or issued to or by the Issuer or such Restricted Subsidiary, as the case may be.
          (b) The provisions of Section 4.01(a) hereof shall not prohibit:

     (1) the payment of any dividend or distribution within 60 days after the date of declaration thereof if, at the date of declaration, such payment would comply with Section 4.01(a) hereof;
     (2) dividends or distributions by a Restricted Subsidiary payable, on a pro rata basis or on a basis more favorable to the Issuer, to all Holders of any class of Equity Interests of such Restricted Subsidiary a majority of which is held, directly or indirectly through Restricted Subsidiaries, by the Issuer;
     (3) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of Subordinated Debt with the proceeds of, or in exchange for, Permitted Refinancing Debt;
     (4) the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer in exchange for, or out of the proceeds of a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Issuer or of a contribution to the common equity of the Issuer;
     (5) the repayment, redemption, repurchase, defeasance or other acquisition or retirement of Subordinated Debt of the Issuer or any Guarantor in exchange for, or out of the proceeds of, a cash or non-cash contribution to the capital of the Issuer or a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of, Qualified Equity Interests of the Issuer;
     (6) any Investment acquired as a capital contribution to the Issuer, or made in exchange for, or out of the net cash proceeds of, a substantially concurrent offering (with any offering within 45 days deemed as substantially concurrent) of Qualified Equity Interests of the Issuer;
     (7) amounts paid for the purchase, redemption or other acquisition or retirement for value of Equity Interests of the Issuer or any of its Restricted Subsidiaries held by current or former officers, directors or employees (or their estates or beneficiaries under their estates or the applicable agreements or employee benefit plans), of the Issuer or any of its Restricted Subsidiaries pursuant to any agreement or employee benefit plan under which the Equity Interests were issued; provided that the aggregate consideration paid therefor (other than in the form of Equity Interests of the Issuer) in any twelve-month period after the Issue Date does not exceed an aggregate amount of $5,000,000 (with unused amounts in any twelve-month period being permitted to carry over for the two succeeding twelve-month periods, so long as the aggregate consideration paid does not exceed an aggregate amount of $10,000,000 in any twelve-month period);
     (8) the repayment, redemption, repurchase, defeasance or other acquisition or retirement for value of any Subordinated Debt or Disqualified Stock at a purchase price not greater than 101% of the principal amount thereof or liquidation preference in the event of (x) a change of control pursuant to a provision no more favorable to the holders thereof than Section 4.07 hereof or (y) an asset sale pursuant to a provision no more favorable to the holders thereof than Section 4.04 hereof, provided that, in each case, prior to the repurchase the Issuer has made an Offer to Purchase pursuant to Section 3.03 hereof and repurchased all Notes issued hereunder that were validly tendered for payment in connection with the offer to purchase; and
     (9) Restricted Payments not otherwise permitted hereby in an aggregate amount not to exceed $20,000,000;

provided that, in the case of clauses (6), (7), (8) and (9), no Default has occurred and is continuing or would occur as a result thereof.
          (c) Proceeds of the issuance of Qualified Equity Interests shall be included under clause (C) of Section 4.01(a) hereof only to the extent they are not applied as described in clause (4), (5) or (6) of Section 4.01(b) hereof. Restricted Payments permitted pursuant to clauses (2), (3), (4), (5) and (6) of Section 4.01(b) hereof shall not be included in making the calculations under clause (C) of Section 4.01(a) hereof.
          (d) For purposes of determining compliance with this Section 4.01, in the event that a Restricted Payment permitted pursuant to this Section 4.01 or a Permitted Investment meets the criteria of more than one of the categories of Restricted Payment described in clauses (1) through (9) of Section 4.01(b) hereof or one or more clauses of the definition of “Permitted Investments,” the Issuer shall be permitted to classify such Restricted Payment or Permitted Investment on the date it is made, or later reclassify all or a portion of such Restricted Payment or Permitted Investment, in any manner that complies with this Section 4.01, and such Restricted Payment or Permitted Investment shall be treated as having been made pursuant to only one of such clauses of this Section 4.01 or of the definition of “Permitted Investments.” The amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
          Section 4.02. Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. (a) Except as provided in Section 4.02(b) hereof, the Issuer shall not, and shall not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:
     (1) pay dividends or make any other distributions on its Equity Interests to the Issuer or any Restricted Subsidiary;
     (2) pay any Debt owed to the Issuer or any other Restricted Subsidiary;
     (3) make loans or advances to the Issuer or any other Restricted Subsidiary; or
     (4) transfer any of its property or assets to the Issuer or any other Restricted Subsidiary.
          (b) The provisions of Section 4.02(a) hereof shall not apply to any encumbrances or restrictions:
     (1) existing on the Issue Date in the Credit Agreement, the Indenture or any other agreements in effect on the Issue Date, and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing; provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Issuer, no less favorable in any material respect to the Holders of the Notes than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;
     (2) existing pursuant to the Indenture, the Notes or the Note Guarantee;
     (3) existing under or by reason of applicable law, rule, regulation or order;
     (4) existing under any agreements or other instruments of, or with respect to:

          (A) any Person, or the property or assets of any Person, at the time the Person is acquired by the Issuer or any Restricted Subsidiary; or
          (B) any Unrestricted Subsidiary at the time it is designated or is deemed to become a Restricted Subsidiary;
which encumbrances or restrictions referred to in clause (4) of this Section 4.02(b): (i) are not applicable to any other Person or the property or assets of any other Person and (ii) were not put in place in anticipation of such event and any amendments, modifications, restatements, extensions, renewals, replacements or refinancings of any of the foregoing, provided that the encumbrances and restrictions in the amendment, modification, restatement, extension, renewal, replacement or refinancing are, taken as a whole, in the good faith judgment of the Issuer, no less favorable in any material respect to the Holders of the Notes than the encumbrances or restrictions being amended, modified, restated, extended, renewed, replaced or refinanced;
     (5) of the type described in clause (4) of Section 4.02(a) hereof arising or agreed to (i) in the ordinary course of business that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is subject to a lease, license, conveyance or similar contract, including with respect to intellectual property, (ii) that restrict in a customary manner, pursuant to provisions in partnership agreements, limited liability company organizational governance documents, joint venture agreements and other similar agreements, the transfer of ownership interests in, or assets of, such partnership, limited liability company, joint venture or similar Person or (iii) by virtue of any Lien on, or agreement to transfer, option or similar right with respect to any property or assets of, the Issuer or any Restricted Subsidiary permitted pursuant to the terms hereof;
     (6) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of the Capital Stock of, or property and assets of, the Restricted Subsidiary pending closing of such sale or disposition that is permitted pursuant to the terms hereof;
     (7) consisting of customary restrictions pursuant to any Permitted Receivables Financing;
     (8) existing pursuant to Permitted Refinancing Debt; provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Debt are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than those contained in the agreements governing the Debt being refinanced;
     (9) consisting of restrictions on cash or other deposits or net worth imposed by customers, suppliers or required by insurance surety bonding companies, in each case, in the ordinary course of business;
     (10) existing pursuant to purchase money obligations for property acquired in the ordinary course of business and Capital Leases or operating leases that impose encumbrances or restrictions discussed in clause (4) of Section 4.02(a) hereof on the property so acquired or covered thereby;
     (11) existing pursuant to any Debt Incurred by, or other agreement of, a Foreign Restricted Subsidiary, which restrictions are customary for a financing or agreement of such type,

and which are otherwise permitted under clause (14) of the definition of “Permitted Debt” in Section 4.03(b) hereof;
     (12) existing pursuant to customary provisions in joint venture, operating or similar agreements, asset sale agreements and stock sale agreements required in connection with the entering into of such transaction; or
     (13) existing pursuant to any agreement or instrument relating to any Debt permitted to be Incurred subsequent to the Issue Date under Section 4.03 hereof if the encumbrance and restrictions contained in any such agreement or instrument are, taken as a whole, no less favorable in any material respect to the Holders of the Notes than the encumbrances and restrictions contained in the Credit Agreement in effect as of the Issue Date (as determined in good faith by the Issuer).
          Section 4.03. Incurrence of Debt or Preferred Stock. (a) The Issuer shall not, and shall not cause or permit any of its Restricted Subsidiaries to Incur any Debt, including Acquired Debt, or permit any Restricted Subsidiary to Incur Preferred Stock, except that:
          (1) the Issuer or any Restricted Subsidiary may Incur Debt, including Acquired Debt, and
          (2) any Restricted Subsidiary may Incur Preferred Stock,
if, at the time of and immediately after giving effect to the Incurrence thereof and the receipt and application of the proceeds therefrom, the Fixed Charge Coverage Ratio is not less than 2.0:1 (the “Fixed Charge Coverage Ratio Test”), provided that Debt or Preferred Stock Incurred by Restricted Subsidiaries that are not Guarantors may not exceed more than $10,000,000 in the aggregate at any time;
          (b) Notwithstanding the provisions of Section 4.03(a) hereof, the Issuer and, to the extent provided below, any Restricted Subsidiary may Incur the following (“Permitted Debt”):
     (1) Debt of the Issuer and the Guarantors pursuant to Credit Facilities; provided that the aggregate principal amount at any time outstanding does not exceed $575,000,000, less any amount of such Debt permanently repaid as provided under Section 4.04 hereof;
     (2) Debt of the Issuer pursuant to the Notes (other than Additional Notes) and Debt of any Guarantor pursuant to a Note Guarantee of the Notes (including Additional Notes);
     (3) (i) Debt of the Issuer or any Restricted Subsidiary owed to the Issuer or any Restricted Subsidiary so long as such Debt continues to be owed to the Issuer or a Restricted Subsidiary and which, if the obligor is the Issuer or a Guarantor and if the Debt is owed to a non-Guarantor, is subordinated in right of payment to the Notes and (ii) Preferred Stock of a Restricted Subsidiary so long as such Preferred Stock continues to be held by the Issuer or a Guarantor; provided that, at such time as any such outstanding Debt or Preferred Stock ceases to be owed to or held by, as the case may be, the Issuer or a Restricted Subsidiary (or Guarantor, in the case of Preferred Stock), such Debt or Preferred Stock shall be deemed to be Incurred and not permitted by this Section 4.03(b)(3);
     (4) Debt (“Permitted Refinancing Debt”) constituting an extension or renewal of, replacement of, or substitution for, or issued in exchange for, or the net proceeds of which are used to repay, redeem, repurchase, replace, refinance or refund, including by way of defeasance (all of the above, for purposes of this clause, “refinance”) then outstanding Debt Incurred under

Section 4.03(a) hereof or clauses (2), (4), (8) or (12) of this Section 4.03(b) in an amount not to exceed the principal amount of the Debt so refinanced, plus applicable premiums, fees and expenses incurred in connection with the repayment of such Debt and the Incurrence of the Permitted Refinancing Debt; provided that:
          (A) in case the Notes are refinanced in part or the Debt to be refinanced is pari passu with the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is made pari passu with, or subordinated in right of payment to, the remaining Notes;
          (B) in case the Debt to be refinanced is subordinated in right of payment to the Notes, the new Debt, by its terms or by the terms of any agreement or instrument pursuant to which it is outstanding, is made subordinate in right of payment to the Notes at least to the extent that the Debt to be refinanced is subordinated to the Notes;
          (C) the terms relating to maturity and amortization are no less favorable in any material respect to the Holders of the Notes than the terms of any agreement or instrument governing the Debt being refinanced; and
          (D) in no event may Debt of the Issuer or any Guarantor be refinanced pursuant to this Section 4.03(b)(4) by means of any Debt of any Restricted Subsidiary that is not a Guarantor;
     (5) Hedging Agreements of the Issuer or any Restricted Subsidiary entered into in the ordinary course of business and not for speculation;
     (6) Debt of the Issuer or any Restricted Subsidiary in the form of bank guarantees, letters of credit and bankers’ acceptances (except to the extent issued under the Credit Agreement) and bid, performance, reclamation, statutory obligation, surety, appeal and performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and not in connection with the borrowing of money or the obtaining of advances or credit;
     (7) Debt arising from agreements of the Issuer or any Restricted Subsidiaries providing for indemnification, adjustment of purchase price, earnouts or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or any Subsidiary;
     (8) Debt of the Issuer or any Restricted Subsidiary outstanding on the Issue Date, including, without limitation, the Issuer’s 3.25% convertible senior notes due 2013 (and, for purposes of clause (4) of this Section 4.03(b), not otherwise constituting Permitted Debt, including, without limitation, Debt under the Credit Agreement outstanding on the Issue Date, which is deemed to be incurred under clause (1) of this Section 4.03(b), and any Receivables Financing outstanding on the Issue Date, which is deemed to be incurred under clause (11) of this Section 4.03(b));
     (9) Debt of the Issuer or any Guarantor consisting of Guarantees of Debt of the Issuer or any Guarantor otherwise permitted under this Section 4.03; provided that if the Debt Guaranteed is subordinate to the Notes, then such Guarantee shall be subordinate to the Notes or the relevant Note Guarantee, as the case may be, to the same extent;

     (10) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds or Debt in respect of netting services, automatic clearinghouse arrangements, overdraft protections and similar arrangements in connection with deposit accounts, in each case in the ordinary course of business;
     (11) any Permitted Receivables Financing in an aggregate principal amount at any time outstanding not to exceed $175,000,000;
     (12) Debt of the Issuer or any Restricted Subsidiary (i) constituting Acquired Debt or (ii) Incurred to finance the acquisition, construction, development or improvement of any assets, including Capital Leases and any Debt assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets before the acquisition thereof; provided that the aggregate principal amount at any time outstanding of any Debt Incurred under this Section 4.03(b)(12), together with any Permitted Refinancing Debt Incurred in respect thereof under clause (4) of this Section 4.03(b), may not exceed the greater of (x) $140,000,000 or (y) 4.0% of Consolidated Tangible Assets;
     (13) Debt of the Issuer or any Restricted Subsidiary Incurred on or after the Issue Date not otherwise permitted hereunder in an aggregate principal amount at any time outstanding not to exceed the greater of (x) $215,000,000 and (y) 6.0% of Consolidated Tangible Assets;
     (14) Debt of Foreign Restricted Subsidiaries Incurred on or after the Issue Date in an aggregate principal amount not to exceed $10,000,000 outstanding at any time; and
     (15) Debt of the Issuer or any Restricted Subsidiary consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply or other arrangements.
          (c) Notwithstanding any other provision of this Section 4.03, for the purposes of determining compliance with this Section 4.03, increases in Debt solely due to fluctuations in the exchange rates of currencies shall not be deemed to exceed the maximum amount that the Issuer or a Restricted Subsidiary may Incur under this Section 4.03. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Debt, the U.S. dollar-equivalent principal amount of Debt denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Debt was Incurred; provided that if such Debt is Incurred to refinance other Debt denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Debt does not exceed the principal amount of such Debt being refinanced. The principal amount of any Debt Incurred to refinance other Debt, if Incurred in a different currency from the Debt being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Debt is denominated that is in effect on the date of such refinancing.
          Furthermore, for the purposes of determining compliance with this Section 4.03, in the event that an item of Debt or Preferred Stock meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (15) of Section 4.03(b) hereof, or is entitled to be incurred pursuant to Section 4.03(a) hereof, the Issuer shall, in its sole discretion, classify such item in any manner that complies with this Section 4.03 and such Debt or Preferred Stock shall be treated as having been incurred pursuant to the clauses of Permitted Debt or paragraph (a) hereof, as the case may be, designated by the Issuer, and from time to time may change the classification of an item of Debt (or any portion thereof) to any other type of Debt permitted under this Section 4.03 at any time, including pursuant to clause (a) hereof; provided that Debt under the Credit Agreement outstanding on the Issue Date shall be deemed at all times to be incurred under clause (1) of Section 4.03(b) hereof, and Debt outstanding under the Receivables Financing of Patriot Coal Receivables SPV Ltd. (including its successors) outstanding on the Issue Date shall be deemed at all times to be Incurred under clause (11) of Section 4.03(b) hereof.
          Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount and the payment of interest or dividends in the form of additional Debt or Preferred Stock of the same class shall not be deemed to be an Incurrence of Debt or Preferred Stock for purposes of this Section 4.03 but shall be included in subsequent calculations of the amount of outstanding Debt for purposes of Incurring future Debt; provided that such accrual, accretion, amortization or payment is included in the calculation of Fixed Charges.
          Neither the Issuer nor any Guarantor shall Incur any Debt that is subordinated in right of payment to other Debt of the Issuer or the Guarantor unless such Debt is also subordinated in right of payment to the Notes or the relevant Note Guarantee on substantially identical terms.
          Section 4.04. Asset Sales. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, consummate any Asset Sale unless the following conditions are met:
     (1) The Asset Sale is for at least Fair Market Value.
     (2) At least 75% of the consideration received by the Issuer or its Restricted Subsidiaries consists of cash or Cash Equivalents. For purposes of this clause (2), each of the following shall be considered cash or Cash Equivalents:
          (A) the assumption by the purchaser of Debt or other obligations or liabilities (as shown on the Issuer’s most recent balance sheet or in the notes thereto) (other than Subordinated Debt or other obligations or liabilities subordinated in right of payment to the Notes) of the Issuer or a Restricted Subsidiary pursuant to operation of law or a customary novation agreement,
          (B) Additional Assets,
          (C) instruments, notes, securities or other obligations received by the Issuer or such Restricted Subsidiary from the purchaser that are promptly, but in any event within 90 days of the closing, converted by the Issuer or such Restricted Subsidiary to cash or Cash Equivalents, to the extent of the cash or Cash Equivalents actually so received, and
          (D) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in the Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (D) that is at that time outstanding, not to exceed the greater of (x) $75,000,000 and (y) 2.0% of the Issuer’s Consolidated Tangible Assets at the time of receipt of such outstanding Designated Non-cash Consideration (with the Fair Market Value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value).
     (3) Within 360 days after the receipt of any Net Cash Proceeds from an Asset Sale, the Net Cash Proceeds may be used

          (A) to permanently repay secured Debt of the Issuer or a Guarantor or any Debt of a Restricted Subsidiary that is not a Guarantor owing to a Person other than the Issuer or a Restricted Subsidiary or, in the case of the repayment of a revolving credit Debt, to permanently reduce the commitment thereunder by such amount, or
          (B) to acquire Additional Assets or to make capital expenditures in a Permitted Business of the Issuer or one or more Restricted Subsidiaries.
A binding commitment to make an acquisition referred to in clause (B) of this Section 4.04(a)(3) shall be treated as a permitted application of the Net Cash Proceeds from the date of such commitment; provided that (x) such investment is consummated within 180 days of the end of the 360 day period referred to in the first sentence of this Section 4.04(a)(3), and (y) if such acquisition is not consummated within the period set forth in subclause (x) or such binding commitment is terminated, the Net Cash Proceeds not so applied shall be deemed to be Excess Proceeds (as defined below). For the avoidance of doubt, pending application thereof in accordance with this Section 4.04(a), the Issuer or any Restricted Subsidiary may use any Net Cash Proceeds from an Asset Sale for general corporate purposes (including a reduction in borrowings under any revolving credit facility) prior to the end of the 360-day period referred to in the first sentence of this Section 4.04(a)(3).
     (4) The Net Cash Proceeds of an Asset Sale not applied pursuant to clause (3) of this Section 4.04(a) within 360 days of the Asset Sale constitute “Excess Proceeds”. Excess Proceeds of less than $25,000,000 shall be carried forward and accumulated. When the aggregate amount of the accumulated Excess Proceeds equals or exceeds $25,000,000, the Issuer shall, within 30 days, make an Offer to Purchase, in accordance with Section 3.03 hereof, Notes having a principal amount equal to
          (A) accumulated Excess Proceeds, multiplied by
          (B) a fraction (x) the numerator of which is equal to the outstanding aggregate principal amount of the Notes and (y) the denominator of which is equal to the outstanding aggregate principal amount of the Notes and all pari passu Debt similarly required to be repaid, redeemed or tendered for in connection with the Asset Sale, rounded down to the nearest $1,000. The purchase price for the Notes shall be 100% of the principal amount plus accrued interest to the date of purchase. If the Offer to Purchase is for less than all of the outstanding Notes and Notes in an aggregate principal amount in excess of the purchase amount are tendered and not withdrawn pursuant to the offer, the Issuer shall purchase Notes having an aggregate principal amount equal to the purchase amount on a pro rata basis, with adjustments so that only Notes in multiples of $1,000 principal amount (and in a minimum amount of $2,000) shall be purchased. Upon completion of the Offer to Purchase, Excess Proceeds shall be reset at zero, and any Excess Proceeds remaining after consummation of the Offer to Purchase may be used for any purpose not otherwise prohibited by the terms hereof.
     (b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to an Offer to Purchase pursuant to this Section 4.04. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions hereunder, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.04 by virtue of such conflict.

          Section 4.05. Transactions with Affiliates. (a) The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction or arrangement including the purchase, sale, lease or exchange of property or assets, or the rendering of any service with any Affiliate of the Issuer or any Restricted Subsidiary (a “Related Party Transaction”) unless the Related Party Transaction is on fair and reasonable terms that are not materially less favorable (as reasonably determined by the Issuer) to the Issuer or the relevant Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate of the Issuer.
          (b) Any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $15,000,000 shall first be approved by a majority of the Board of Directors of the Issuer who are disinterested in the subject matter of the transaction pursuant to a resolution of such Board of Directors. Prior to entering into any Related Party Transaction or series of Related Party Transactions with an aggregate value in excess of $75,000,000, the Issuer shall in addition obtain a favorable written opinion from a nationally recognized investment banking firm as to the fairness of the transaction to the Issuer and its Restricted Subsidiaries from a financial point of view.
          (c) The provisions of clauses (a) and (b) of this Section 4.05 shall not apply to:
     (1) any transaction between the Issuer and any of its Restricted Subsidiaries or between Restricted Subsidiaries of the Issuer;
     (2) the payment of reasonable and customary regular fees to directors of the Issuer who are not employees of the Issuer;
     (3) any Restricted Payments of a type described in clauses (1) or (2) of Section 4.01(a) hereof if permitted thereunder;
     (4) any issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer;
     (5) loans or advances to officers, directors or employees of the Issuer in the ordinary course of business of the Issuer or its Restricted Subsidiaries or guarantees in respect thereof or otherwise made on their behalf (including payment on such guarantees) and only to the extent permitted by applicable law, including the Sarbanes-Oxley Act of 2002;
     (6) any employment, consulting, service or termination agreement, or reasonable and customary indemnification arrangements, entered into by the Issuer or any of its Restricted Subsidiaries with officers and employees of the Issuer or any of its Restricted Subsidiaries that are Affiliates of the Issuer and the payment of compensation to such officers and employees (including amounts paid pursuant to employee benefit plans, employee stock option or similar plans) so long as such agreement has been entered into in the ordinary course of business;
     (7) transactions with a Person (other than an Unrestricted Subsidiary of the Issuer) that is an Affiliate solely because the Issuer, directly or through a Restricted Subsidiary, owns Equity Interests in such Person or owes Debt to such Person;
     (8) transactions arising under any contract, agreement, instrument or arrangement in effect on the Issue Date, as amended, modified or replaced from time to time so long as the amended, modified or new agreements, taken as a whole at the time such agreements are executed, are not materially less favorable to the Issuer and its Restricted Subsidiaries than those in effect on the date of the Indenture; and
     (9) customary transactions entered into as part of a Permitted Receivables Financing.
          Section 4.06. Liens. The Issuer shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur or permit to exist any Lien of any nature whatsoever on any of its properties or assets, whether owned at the Issue Date or thereafter acquired, to secure any Debt other than Permitted Liens, without effectively providing that the Notes are secured equally and ratably with (or, if the obligation to be secured by the Lien is subordinated in right of payment to the Notes or any Note Guarantee, prior to) the obligations so secured for so long as such obligations are so secured.
          Section 4.07. Offer to Repurchase Upon Change of Control.
          (a) Not later than 30 days following a Change of Control, the Issuer shall make an Offer to Purchase for all outstanding Notes at a purchase price equal to 101% of the principal amount of the Notes plus accrued and unpaid interest to the date of purchase; provided, however, that notwithstanding the occurrence of a Change of Control, the Issuer shall not be obligated to purchase the Notes pursuant to this Section 4.07 in the event that, prior to the requirement to commence the Offer to Purchase the Issuer has mailed the notice to exercise its right to redeem all the Notes under the terms of Section 3.01 hereof and redeemed the Notes in accordance with such notice.
          (b) An Offer to Purchase, for the purposes of this Section 4.07, shall be made in accordance with the procedures set forth Section 3.03 hereof, except that if an Offer to Purchase sent pursuant to this Section 4.07 is sent prior to the occurrence of the Change of Control, it may be conditioned upon the consummation of the Change of Control.
          (c) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the purchase of the Notes pursuant to an Offer to Purchase pursuant to this Section 4.07. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions hereunder, the Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.07 by virtue of such conflict.
          (d) Notwithstanding anything to the contrary in Section 3.03 hereof or this Section 4.07, the Issuer shall not be required to make an Offer to Purchase upon a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.03 and this Section 4.07 and all other provisions hereof applicable to a Offer to Purchase made by the Issuer, and such third party purchases all Notes properly tendered and not withdrawn under the Offer to Purchase.
          (e) The Issuer shall publicly announce the results of the Offer to Purchase upon a Change of Control on or as soon as practicable after the Change of Control Payment Date.
          Section 4.08. Restricted Subsidiary Guarantees. If and for so long as any Restricted Subsidiary, directly or indirectly, Guarantees any Debt of the Issuer or any Guarantor, such Restricted Subsidiary shall provide a Note Guarantee and execute a supplemental indenture substantially in the form of Exhibit B hereto within 30 days, and, if the guaranteed Debt is Subordinated Debt, the Guarantee of such guaranteed Debt shall be subordinated in right of payment to the Note Guarantee to at least the extent that the guaranteed Debt is subordinated to the Notes.

          Section 4.09. Designation of Restricted and Unrestricted Subsidiaries. (a) The Issuer may designate any Subsidiary, including a newly acquired or created Subsidiary, to be an Unrestricted Subsidiary if it meets the following qualifications and the designation would not cause a Default:
     (1) Such Subsidiary does not own any Capital Stock of the Issuer or any Restricted Subsidiary or hold any Debt of, or any Lien on any property of, the Issuer or any Restricted Subsidiary.
     (2) At the time of the designation, the designation would be permitted pursuant to Section 4.01 hereof.
     (3) To the extent the Debt of the Subsidiary is not Non-Recourse Debt, any Guarantee or other credit support thereof by the Issuer or any Restricted Subsidiary is permitted under Section 4.01 and Section 4.03 hereof.
     (4) The Subsidiary is not party to any transaction or arrangement with the Issuer or any Restricted Subsidiary that would not be permitted under Section 4.05 hereof, after giving effect to the exceptions thereto.
     (5) Neither the Issuer nor any Restricted Subsidiary has any obligation to subscribe for additional Equity Interests of the Subsidiary or to maintain or preserve its financial condition or cause it to achieve specified levels of operating results, except to the extent permitted by Section 4.01 and Section 4.03 hereof.
          Once so designated the Subsidiary shall remain an Unrestricted Subsidiary, subject to clause (b) of this Section 4.09.
          (b) (1) A Subsidiary previously designated an Unrestricted Subsidiary which fails to meet the qualifications set forth in clause (a) of this Section 4.09 shall be deemed to become at that time a Restricted Subsidiary, subject to the consequences set forth in clause (d) of this Section 4.09.
     (2) The Board of Directors may designate an Unrestricted Subsidiary to be a Restricted Subsidiary if the designation would not cause a Default.
          (c) Upon a Restricted Subsidiary becoming an Unrestricted Subsidiary in accordance with the terms of this Section 4.09,
     (1) all existing Investments of the Issuer and the Restricted Subsidiaries therein (valued at the Issuer’s proportional share of the fair market value of its assets less liabilities) shall be deemed made at that time;
     (2) all existing Capital Stock or Debt of the Issuer or a Restricted Subsidiary held by it shall be deemed Incurred at that time, and all Liens on property of the Issuer or a Restricted Subsidiary held by it shall be deemed incurred at that time;
     (3) all existing transactions between it and the Issuer or any Restricted Subsidiary shall be deemed entered into at that time;
     (4) it shall be released at that time from its Note Guarantee, if any; and
     (5) it shall cease to be subject to the provisions hereof as a Restricted Subsidiary.

          (d) Upon an Unrestricted Subsidiary becoming, or being deemed to become, a Restricted Subsidiary,
     (1) all of its Debt and Disqualified Stock or Preferred Stock shall be deemed Incurred at that time for purposes of Section 4.03 hereof, but shall not be considered the sale or issuance of Equity Interests for purposes of Section 4.04 hereof;
     (2) Investments therein previously charged under Section 4.01 hereof shall be credited thereunder;
     (3) it may be required to issue a Note Guarantee pursuant to Section 4.08 hereof; and
     (4) it shall henceforward be subject to the provisions of this Indenture as a Restricted Subsidiary.
          (e) Any designation by the Issuer of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the Board Resolution giving effect to the designation and an Officer’s Certificate certifying that the designation complied with the foregoing provisions.
          Section 4.10. Covenant Suspension. (a) During any period of time after the Issue Date that (i) the Notes are rated Investment Grade by each of the Rating Agencies, and (ii) no Default has occurred and is continuing hereunder (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and its Restricted Subsidiaries shall not be subject to the following provisions of this Second Supplemental Indenture (the “Suspended Covenants”): Section 4.01, Section 4.02, Section 4.03, Section 4.04, Section 4.05, and clause (a)(3) of Section 5.01.
          (b) At such time as the Suspended Covenants are suspended (a “Suspension Period”), the Issuer shall no longer be permitted to designate any Restricted Subsidiary as an Unrestricted Subsidiary unless the Issuer would have been permitted to designate such Subsidiary as an Unrestricted Subsidiary if a Suspension Period had not been in effect for any period and such designation shall be deemed to have created a Restricted Payment as set forth in Section 4.01 following the Reversion Date (as defined below).
          (c) In the event that the Issuer and its Restricted Subsidiaries are not subject to the Suspended Covenants for any period of time as a result of clause (a) of this Section 4.10, and on any subsequent date (the “Reversion Date”) the condition set forth in clause (i) of clause (a) of this Section 4.10 is no longer satisfied, then the Issuer and its Restricted Subsidiaries shall thereafter again be subject to the Suspended Covenants with respect to future events. Notwithstanding that the Suspended Covenants may be reinstated, no Default shall be deemed to have occurred as a result of a failure to comply with the Suspended Covenants during the Suspension Period.
          (d) On each Reversion Date, all Debt incurred during the Suspension Period prior to such Reversion Date shall be deemed to be Debt incurred pursuant to clause (b)(8) of Section 4.03 hereof. For purposes of calculating the amount available to be made as Restricted Payments under Section 4.01(a)(3) hereof, calculations thereunder shall be made as though such covenant had been in effect during the entire period of time after the Issue Date (including the Suspension Period). Restricted Payments made during the Suspension Period not otherwise permitted pursuant under Section 4.01(b) hereof shall reduce the amount available to be made as Restricted Payments under Section 4.01(a)(3) hereof. For purposes of Section 4.04 hereof, on the Reversion Date, the amount of Excess Proceeds shall be reset to the amount of Excess Proceeds in effect as of the first day of the Suspension Period ending on such Reversion Date.
          Section 4.11. Commission Reports. Section 3.07 of the Base Indenture shall not apply to this Indenture or the Notes issued hereunder. In lieu thereof, the Notes shall be subject to the following provisions of this Section 4.11.
          (a) Whether or not the Issuer is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, so long as any Notes remain outstanding, the Issuer shall:
     (1) if not filed with the Commission, provide the Trustee and the Holders or post on its website the annual, quarterly and other reports and information as are specified in Sections 13 and 15(d) of the Exchange Act applicable to a U.S. corporation subject to such sections; and
     (2) file with the Commission, to the extent permitted, the reports and other information referred to in clause (1), in each case within the time periods specified for such filings under the Exchange Act.
          Section 4.12. Reports to Trustee. Section 3.05 of the Base Indenture shall not apply to this Indenture or the Notes issued hereunder. In lieu thereof, the Notes shall be subject to the following provisions of this Section 4.12.
          (a) The Issuer shall deliver to the Trustee and the Agent within 120 days after the end of each fiscal year of the Issuer, a certificate (which need not comply with Section 10.05 of the Base Indenture) stating that the Company has fulfilled its obligations under this Indenture or, if there has been a Default, specifying the Default and its nature and status; and
          (b) The Issuer shall deliver to the Trustee and the Agent within 30 days after the Issuer becomes aware of the occurrence of a Default, an Officers’ Certificate setting forth the details of the Default, and (unless such Default has already been cured) the action which the Issuer proposes to take with respect thereto.
          Section 4.13. Trust Indenture Act. The Issuer shall at all times comply with Trust Indenture Act §314(a).
          Section 4.14. Taxes.
          (a) Notwithstanding anything to the contrary contained in this Indenture, the Issuer may, to the extent it is required to do so by law, deduct or withhold income or other similar Taxes imposed by the United States of America from principal or interest payments hereunder.
          (b) The Issuers shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all Taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or for which it or any of them are otherwise liable, or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a liability or Lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such Tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment shall not be disadvantageous to the Holders of the Notes.
          Section 4.15. Corporate Existence. Subject to Article V hereof, the Issuer shall or shall cause to be done all things necessary to preserve and keep in full force and effect its corporate existence.
          Section 4.16. Further Instruments and Acts. The Issuer and each Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper or as the Trustee may reasonably request to carry out more effectively the purpose of this Indenture.
          Section 4.17. Waiver of Stay, Extension or Usury Laws. The Issuer and each Guarantor covenants (to the fullest extent permitted by applicable law) that they shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive the Issuers or such Note Guarantor from paying all or any portion of the principal of or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture. The Issuer and each Note Guarantor hereby expressly waives (to the fullest extent permitted by applicable law) all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.
ARTICLE V
SUCCESSOR CORPORATION
          The Notes shall not be subject to Article 8 of the Base Indenture. In lieu thereof, the Notes shall be subject to the following provisions of this Article V:
          Section 5.01. Merger, Consolidation or Sale of Assets. (a) The Issuer shall not (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer, or otherwise dispose of all or substantially all of the Issuer’s assets (determined on a consolidated basis for the Issuer and its Restricted Subsidiaries), in one transaction or a series of related transactions, whether effected by the Issuer and/or one or more of its Restricted Subsidiaries, to any Person unless:
     (1) either (x) the Issuer is the continuing Person or (y) the resulting, surviving or transferee Person is a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Issuer hereunder and under the Notes;
     (2) immediately after giving effect to the transaction, no Default has occurred and is continuing;
     (3) immediately after giving effect to the transaction on a pro forma basis, the Issuer or the resulting surviving or transferee Person (i) could Incur at least $1.00 of Debt under the Fixed Charge Coverage Ratio Test or (ii) would have a Fixed Charge Coverage Ratio on a pro forma basis that is at least equal to the Fixed Charge Coverage Ratio of the Issuer immediately prior to such transaction; and

     (4) the Issuer delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the consolidation, merger or transfer and the supplemental indenture (if any) comply with the applicable provisions of this Indenture;
provided, that clauses (2) and (3) of this Section 5.01(a) do not apply (i) to the consolidation, merger, sale, conveyance, transfer or other disposition of the Issuer with, into or to a Wholly Owned Restricted Subsidiary or the consolidation, merger, sale, conveyance, transfer or other disposition of a Wholly Owned Restricted Subsidiary with, into or to the Issuer or (ii) if, in the good faith determination of the Board of Directors of the Issuer, whose determination is evidenced by a Board Resolution, the sole purpose of the transaction is to change the jurisdiction of incorporation of the Issuer.
          (b) The Issuer shall not lease all or substantially all of its assets, whether in one transaction or a series of transactions, to one or more other Persons.
          (c) Upon the consummation of any transaction effected in accordance with this Section 5.01, if the Issuer is not the continuing Person, the resulting, surviving or transferee Person shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer hereunder and under the Notes with the same effect as if such successor Person had been named as the Issuer hereunder. Upon such substitution, except in the case of a sale, conveyance, transfer or disposition of less than all its assets, the Issuer shall be released from its obligations hereunder and under the Notes.
          (d) No Guarantor shall (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer or dispose of all or substantially all of the Guarantor’s assets, in one transaction or a series of related transactions, to any Person, unless:
          (A) the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
          (B) (1) either (x) the Guarantor is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guarantor under its Note Guarantee; and
          (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
          (C) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guarantor or the sale or disposition of all or substantially all the assets of the Guarantor (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted hereunder.
ARTICLE VI
DEFAULTS
          The Notes shall not be subject to Section 4.01 of the Base Indenture. In lieu thereof, the Notes shall be subject to the following provisions of Section 6.01 and Section 6.02 of this Second Supplemental Indenture:
          Section 6.01. Events of Default. An “Event of Default” occurs with respect to the Notes if:

     (1) the Issuer defaults in the payment of the principal of any Note when the same becomes due and payable at maturity, upon acceleration or redemption, or otherwise (other than pursuant to an Offer to Purchase);
     (2) the Issuer defaults in the payment of interest on any Note when the same becomes due and payable, and the default continues for a period of 30 days;
     (3) the Issuer fails to make an Offer to Purchase and thereafter accept and pay for Notes tendered when and as required pursuant to Section 4.07 hereof or the Issuer fails to comply with Section 5.01 hereof;
     (4) the Issuer defaults in the performance of or breaches any other covenant or agreement of the Issuer under the Base Indenture applicable to the Notes or hereunder or under the Notes (other than a default specified in clauses (1), (2) or (3) of this Section 6.01) and the default or breach continues for a period of 60 consecutive days after written notice to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of 25% or more in aggregate principal amount of the Notes;
     (5) there occurs with respect to any Debt of the Issuer or any of its Significant Restricted Subsidiaries having an outstanding principal amount of $25,000,000 or more in the aggregate for all such Debt of all such Persons (i) an event of default that results in such Debt being due and payable prior to its scheduled maturity or (ii) failure to make a principal payment on such Debt when due and such defaulted payment is not made, waived or extended within the applicable grace period;
     (6) one or more final judgments or orders for the payment of money are rendered against the Issuer or any of its Restricted Subsidiaries and are not paid or discharged, and there is a period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such Persons to exceed $25,000,000 (in excess of amounts which the Issuer’s insurance carriers have agreed to pay under applicable policies) during which a stay of enforcement, by reason of a pending appeal or otherwise, is not in effect;
     (7) a court having jurisdiction in the premises shall enter a decree or order for relief in respect of the Issuer or any Significant Restricted Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Significant Restricted Subsidiary or for any substantial part of the property of the Issuer or any Significant Restricted Subsidiary or ordering the winding up or liquidation of the affairs of the Issuer or any Significant Restricted Subsidiary, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;
     (8) the Issuer or any Significant Restricted Subsidiary shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee or sequestrator (or similar official) of the Issuer or any Significant Restricted Subsidiary or for any substantial part of the property of the Issuer or any Significant Restricted Subsidiary, or make any general assignment for the benefit of creditors; or

     (9) any Note Guarantee ceases to be in full force and effect, other than in accordance with the terms hereof, or a Guarantor denies or disaffirms its obligations under its Note Guarantee.
          Section 6.02. Consequences of an Event of Default. (a) If an Event of Default, other than pursuant to clauses (7) or (8) of Section 6.01 hereof with respect to the Issuer, occurs and is continuing hereunder with respect to the Notes, the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding, by written notice to the Issuer (and to the Trustee if the notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of and accrued interest on the Notes to be immediately due and payable. Upon a declaration of acceleration, such principal and accrued interest shall become immediately due and payable. If a default occurs pursuant to clauses (7) or (8) of Section 6.01 hereof with respect to the Issuer, the principal of and accrued interest on the Notes then outstanding shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.
          (b) Except as provided in this Article VI, Article IV of the Base Indenture (which shall not include, for the avoidance of doubt, Sections 4.01 and 4.10 thereof), as modified by this Article VI, or Section 7.02 of the Base Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, the Holders of a majority in principal amount of the outstanding Notes by written notice to the Issuer and to the Trustee may waive each past or existing Default and its consequences. Upon such waiver, the Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.
          (c) The Holders of a majority in principal amount of the outstanding Notes may rescind and annul a declaration of acceleration and its consequences if:
     (1) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the Notes that have become due solely by the declaration of acceleration, have been cured or waived, and
     (2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction.
          (d) In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (5) of Section 6.01 hereof has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled, without any action by the Trustee or the Holders, if the event of default or payment default triggering such Event of Default pursuant to clause (5) of Section 6.01 hereof shall be remedied or cured, or rescinded or waived by the Holders of the Debt, or the Debt that gave rise to such Event of Default shall have been discharged in full, within 30 days after the declaration of acceleration with respect thereto and if (i) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived.
          (e) If any Default occurs and is continuing and is known to a Responsible Officer of the Trustee, the Trustee (or the Agent on its behalf) shall send notice of the Default to each Holder within 90 days after it occurs, unless the Default has been cured; provided that, except in the case of a default in the payment of the principal of or interest on any Note, the Trustee may withhold the notice if and so long as the board of directors, the executive committee or a trust committee of the Trustee in good faith determine that withholding the notice is in the interest of the Holders.

          Section 6.03. Applicability of Certain Other Provisions. The Notes shall be subject to Sections 4.02 through 4.09, 4.11 and 4.12 of the Base Indenture, as supplemented by the First Supplemental Indenture, except that:
          (a) the words “shall have offered to the Trustee such indemnity satisfactory to it,” in Section 4.06 of the Base Indenture shall be replaced with the words, “shall have offered to the Trustee such indemnity reasonably satisfactory to it,”;
          (b) the words “would be unduly prejudicial to the interests of Holders of the Securities of all series so affected not joining in the giving of said direction,” in Section 4.09 of the Base Indenture shall be replaced with the words, “would be unduly prejudicial to the interests of Holders of the Notes not joining in the giving of said direction,”
          (c) the words “45 days” in Section 4.11 of the Base Indenture shall be replaced with the words “90 days”; and
          (d) all words in Section 4.12 of the Base Indenture, including and following the words “but the provisions of this section shall not apply to any suit instituted by the Trustee...,” shall be replaced with the following:
     “but the provisions of this section shall not apply (i) to any suit instituted by the Trustee, (ii) to any suit instituted by the Holders or group of Holders holding in the aggregate more than 10% in aggregate principal amount of the Notes, or (iii) to any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Note on or after the due date expressed in such Note.”; and
          (e) Section 4.10 of the Base Indenture shall not apply to this Indenture or the Notes issued hereunder.
ARTICLE VII
AMENDMENT, SUPPLEMENT AND WAIVER
          Section 7.01. Amendments Without the Consent of Holders. (a) The Notes shall be subject to Section 7.01 of the Base Indenture, as supplemented by the First Supplemental Indenture, except that:
     (1) Section 7.01(b) of the Base Indenture shall be amended in its entirety to read as follows, “(b) to evidence the succession of another corporation to the Issuer, or successive successions, and the assumption by the successor corporation of the covenants, agreements and obligations of the Issuer pursuant to Section 5.01 of the Second Supplemental Indenture;”;
     (2) Section 7.01(d) of the Base Indenture, as supplemented by the First Supplemental Indenture, shall be amended in its entirety to read as follows, “(d) to provide for or add any Guarantee of the Notes, to secure the Notes or to confirm and evidence the release, termination or discharge of any Guarantee of or Lien securing the Notes when such release, termination or discharge is permitted by this Indenture;”
     (3) Section 7.01(f) of the Base Indenture shall not apply to the Notes;

     (4) Section 7.01(h) of the Base Indenture shall be amended in its entirety to read as follows, “(h) to make any change that does not materially and adversely affect the rights of any Holder;”
     (5) Section 7.01(i) of the Base Indenture shall be amended to remove the “.” at the end of such paragraph, and replace it with “;”;
     (6) the following shall be inserted immediately following paragraph 7.01(i) of the Base Indenture:
“(j) to provide for uncertificated Notes in addition to or in place of certificated Notes, provided that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the Code;
(k) to provide for or confirm the issuance of Additional Notes in accordance with the terms of this Indenture; and
(l) to conform the text of this Indenture, the Note Guarantees or the Notes to any provision of the “Description of Notes” section of the prospectus supplement, dated April 28, 2010, relating to the sale of the Notes, to the extent that such provision in such “Description of Notes” section was intended to be a verbatim recitation of a provision of this Indenture, the Note Guarantees or the Notes.”; and
     (7) the following shall be inserted immediately following the second paragraph of Section 7.01 of the Base Indenture:
     “The Issuer shall promptly deliver to the Agent notice of any amendment or supplement to this Indenture adopted pursuant to this Section 7.01.”
          Section 7.02. Amendments With the Consent of Holders. (a) The Notes shall be subject to Section 7.02 of the Base Indenture, as supplemented by the First Supplemental Indenture, except that:
     (1) The entirety of the first paragraph of Section 7.02 of the Base Indenture shall be replaced by the following:
     ”Supplemental Indentures With Consent of Securityholders. Except as otherwise provided in Section 6.02 of this Second Supplemental Indenture, or Article IV of the Base Indenture (which shall not include, for the avoidance of doubt, Section 4.01 or Section 4.10 of the Base Indenture) as modified by Article VI of this Second Supplemental Indenture, with the written consent of the Holders of not less than a majority of the aggregate principal amount of the Notes at the time Outstanding, the Issuer, when authorized by a resolution of its Board of Directors, and the Trustee may, from time to time and at any time, enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating or waiving future compliance by the Issuer with any of the provisions of this Indenture or of any supplemental indenture, with respect to such Notes, or of modifying in any manner the rights of the Holders of the Notes. Notwithstanding the provisions of the foregoing, without the consent of each Holder of the Notes affected, an amendment or waiver may not:

     (a) reduce the principal amount of or change the Stated Maturity of any installment of principal of any Note,
     (b) reduce the rate of or change the Stated Maturity of any interest payment on any Note,
     (c) reduce the amount payable upon the redemption of any Note or change the time of any mandatory redemption or, in respect of an optional redemption, the times at which any Note may be redeemed or, once notice of redemption has been given, the time at which it shall thereupon be redeemed,
     (d) after the time an Offer to Purchase is required to have been made, reduce the purchase amount or purchase price, or extend the latest expiration date or purchase date thereunder,
     (e) make any Note payable in money other than that stated in the Note,
     (f) impair the right of any Holder of Notes to receive any principal payment or interest payment on such Holder’s Notes or Note Guarantee, on or after the Stated Maturity thereof, or to institute suit for the enforcement of any such payment,
     (g) make any change in the percentage of the principal amount of the Notes whose Holders must consent to an amendment, supplement or waiver,
     (h) modify or change any provision of the Indenture affecting the ranking of the Notes or any Note Guarantee in a manner materially adverse to the Holders of the Notes, or
     (i) make any change in any Note Guarantee that would adversely affect the Holders of the Notes.”
     (2) The following paragraph shall be inserted in its entirety immediately following the third paragraph of Section 7.02 of the Base Indenture:
     “Neither the Issuer nor any of its Subsidiaries or Affiliates shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Notes unless such consideration is offered to be paid or agreed to be paid to all Holders of the Notes that consent, waive or agree to amend such term or provision within the time period set forth in the solicitation documents relating to the consent, waiver or amendment.”
ARTICLE VIII
NO SINKING FUND
          Section 8.01. Applicability of Certain Provisions. Section 11.05 of the Base Indenture shall be replaced in its entirety with the following:
          “Section 11.05 Mandatory and Sinking Funds. There shall be no mandatory redemption or sinking fund payments for the Notes.”

ARTICLE IX
LEGAL DEFEASANCE AND COVENANT DEFEASANCE
          Section 9.01. Applicability of Certain Provisions. The Notes shall be subject to Article 12 of the Base Indenture, as supplemented by the First Supplemental Indenture, except that:
     (1) all references to “the 91-day (or other) period referred to in clause (4) of Section 12.04” in Sections 12.02 and 12.03 of the Base Indenture shall be replaced with “the 123-day (or other) period referred to in the paragraph following clause (8) of Section 12.04” in such sections;
     (2) the portions of the Indenture from which the Issuer and the Guarantors shall be released upon Covenant Defeasance pursuant to Section 12.03 of the Base Indenture shall, in addition to Section 3.05 of the Base Indenture, also include the obligations under Sections 4.01 through 4.10 hereof and clauses (a)(3) and (a)(4) of Section 5.01 hereof, and shall not include Section 8.01 of the Base Indenture;
     (3) the provisions of Section 12.03 of the Base Indenture, as supplemented by the First Supplemental Indenture, which, upon Covenant Defeasance, shall not constitute Events of Default shall include clauses (3), (4), (5), (6) and (9) of Section 6.01 of this Second Supplemental Indenture, and shall not include Sections 4.01(e), 4.01(f) and 4.01(g) of the Base Indenture;
     (4) the reference to Section 4.01(d) in Section 12.03 of the Base Indenture, as supplemented by the First Supplemental Indenture, shall refer to clauses (3), (4) or (9), as applicable, of Section 6.01 of this Second Supplemental Indenture;
     (5) Section 12.04, clauses (2) and (3) of the Base Indenture shall be amended to insert, after the words “shall have delivered to the Trustee,” the words “either a ruling received from the Internal Revenue Service, or”; and
     (6) The following shall be inserted in a new paragraph immediately following clause (8) of Section 12.04 of the Base Indenture:
     “A defeasance of the Issuer’s obligations pursuant to either Section 12.02 or Section 12.03, as supplemented by the First Supplemental Indenture, shall be effective when 123 days have passed since the date the trust funds were deposited with the Trustee (or the Paying Agent on its behalf) pursuant to clause (1) of this Section 12.04.”
ARTICLE X
SUBSIDIARY GUARANTEES
          Section 10.01. Note Guarantees. The Notes shall be guaranteed by each of the Guarantors in accordance with the provisions of Article 2 of the First Supplemental Indenture and the provisions of this Article X, except that Section 2.01 of the First Supplemental Indenture shall be replaced by Section 10.02 hereof, Section 2.02 of the First Supplemental Indenture shall be replaced by Section 10.03 hereof, and Section 2.09 of the First Supplemental Indenture shall be replaced by Section 10.05 hereof.
          Section 10.02. The Guarantees. Subject to the provisions of this Article, each Guarantor hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon any redemption, by declaration or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under the Notes, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture. Upon failure by the Issuer to pay punctually any such amount, each Guarantor shall forthwith on demand pay the amount not so paid at the place and in the manner specified herein. Each Guarantor further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Agent in enforcing or exercising any rights under this Guarantee.
          Section 10.03. Guarantee Unconditional. (a) The obligations of each Guarantor hereunder are direct, unsubordinated, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (1) any extension, renewal, settlement, compromise, failure to enforce, waiver or release in respect of any obligation of the Issuer hereunder or under the Notes, by operation of law or otherwise;
     (2) any rescission, waiver or, subject to Section 2.09 of the First Supplemental Indenture, any modification or amendment of or supplement to, the Indenture or the Notes;
     (3) the occurrence or notice of any default or event of default hereunder or under any other agreement,
     (4) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained hereunder or under the Notes;
     (5) the existence of any claim, set-off or other rights which the Guarantor may have at any time against the Issuer, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (6) any invalidity or unenforceability relating to or against the Issuer for any reason of the Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on the Notes or any other amount payable by the Issuer under the Indenture; or
     (7) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guarantor’s obligations hereunder.
          Section 10.04. Successor Guarantors. In case of any consolidation, merger, sale or conveyance of a Guarantor pursuant to Section 5.01(d) hereof, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of a Guarantee and assumption of the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. All the Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Guarantees had been issued at the date of the execution of this Second Supplemental Indenture.

          Section 10.05. Releases. The Guarantee of a Guarantor shall be released and terminated upon:
     (1) a sale or other disposition of Capital Stock (including by way of consolidation or merger) of such Guarantor following which it is no longer a direct or indirect Subsidiary of the Issuer or the sale or disposition of all or substantially all the assets of the Guarantor (other than to the Issuer or a Restricted Subsidiary);
     (2) the designation by the Issuer of such Guarantor as an Unrestricted Subsidiary,
     (3) if the Note Guarantee was required pursuant to the terms of Section 4.08 hereof, the cessation of the circumstances requiring the Note Guarantee,
     (4) defeasance or discharge of the Notes, as provided in Section 9.01 hereof, or Section 9.01 or Article 12 of the Base Indenture, as supplemented by the First Supplemental Indenture, or
     (5) the release, other than the discharge through payment by the Guarantor, of all other Guarantees by such Restricted Subsidiary of Debt of the Issuer or any other Restricted Subsidiary, provided that any such event occurs in accordance with all other applicable provisions hereunder.
ARTICLE XI
MISCELLANEOUS
          Section 11.01. Scope of this Second Supplemental Indenture.
          (a) The changes, modifications and supplements to the Indenture effected by this Second Supplemental Indenture shall only be applicable with respect to, and govern the terms of, the Notes and shall not apply to any other Securities that may be issued by the Issuer under the Indenture.
          (b) The Notes and Guarantees issued hereunder are subject to all of the provisions of the Base Indenture and the First Supplemental Indenture, except that to the extent that any provision of (i) the Base Indenture is modified by the First Supplemental Indenture, the corresponding provision of the First Supplemental Indenture shall govern, and (ii) the Base Indenture or First Supplemental Indenture, taken together, is modified by this Second Supplemental Indenture, the corresponding provision of this Second Supplemental Indenture shall govern.
          Section 11.02. Ratification of Indenture. The Base Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, is in all respects ratified and confirmed, and this Second Supplemental Indenture, taken together with the First Supplemental Indenture, shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
          Section 11.03. Trustee and Agent Not Responsible for Recitals. The recitals therein contained are made by the Issuer and not by the Trustee or the Agent, and neither the Trustee nor the Agent assumes any responsibility for the correctness thereof. The Trustee makes no representation as to the validity or sufficiency of this Second Supplemental Indenture.
          Section 11.04. Concerning the Trustee. (a) The first paragraph of Section 5.01 of the Base Indenture shall be replaced in its entirety to read as follows:

          “With respect to the Holders of the Notes issued hereunder, the Trustee, prior to the occurrence of an Event of Default with respect to the Notes of which a Responsible Officer of the Trustee shall have actual knowledge, and after the curing and waiving of such Events of Default which may have occurred with respect to such Notes, undertakes to perform or be required to perform only such duties as are set forth in this Indenture and no others, and no implied covenants or obligations will be read into this Indenture against the Trustee. In case of an Event of Default of which a Responsible Officer of the Trustee shall have actual knowledge has occurred and is continuing (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.”
          (b) The third paragraph of Section 5.01 of the Base Indenture shall be replaced in its entirety to read as follows:
     “None of the provisions of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, unless it receives indemnity satisfactory to it against any loss, liability or expense.”
          (c) The filing of any reports, information or documents with the Commission, or the provision of such reports, information or documents to the Trustee, Agent or Holders shall not constitute the furnishing of constructive notice to the Trustee or the Agent of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee and the Agent are entitled to rely exclusively on an Officers’ Certificate). Neither the Trustee nor the Agent shall have any obligation to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other Person’s compliance with respect to any reports, information or other documents delivered to the Trustee or the Agent hereunder.
          Section 11.05. Separability. In case any one or more of the provisions contained in this Second Supplemental Indenture or in the Notes shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Second Supplemental Indenture or of the Notes, but this Second Supplemental Indenture and the Notes shall be construed as if such invalid or illegal or unenforceable provision had never been contained herein or therein.
          Section 11.06. Counterparts. This Second Supplemental Indenture may be executed in any number of counterparts each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.
          Section 11.07. Governing Law. The internal law of the State of New York shall govern and be used to construe this Second Supplemental Indenture and the Notes, without giving effect to applicable principles of conflict of law to the extent that the application of the laws of another jurisdiction would be required thereby.

          IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed as of the date first above written.

PATRIOT COAL CORPORATION
By:	/s/ Richard M. Whiting
	Name:	Richard M. Whiting
	Title:	Chief Executive Officer

WILMINGTON TRUST COMPANY, as Trustee
By:	/s/ Michael G. Oller Jr.
	Name:	Michael G. Oller Jr.
	Title:	Assistant Vice President

GUARANTORS:

AFFINITY MINING COMPANY
APOGEE COAL COMPANY, LLC
APPALACHIA MINE SERVICES, LLC
BEAVER DAM COAL COMPANY, LLC
BIG EAGLE RAIL, LLC
BIG EAGLE LLC
BLACK STALLION COAL COMPANY, LLC
BLACK WALNUT COAL COMPANY
BLUEGRASS MINE SERVICES, LLC
BROOK TROUT COAL, LLC
CATENARY COAL COMPANY, LLC
CENTRAL STATES COAL RESERVES OF KENTUCKY, LLC
CHARLES COAL COMPANY, LLC
CLEATON COAL COMPANY
COAL CLEAN LLC
COAL PROPERTIES, LLC
COAL RESERVE HOLDING LIMITED LIABILITY
COMPANY NO. 2
COLONY BAY COAL COMPANY
COOK MOUNTAIN COAL COMPANY, LLC
COYOTE COAL COMPANY LLC
DAKOTA LLC
DAY LLC
DIXON MINING COMPANY, LLC
DODGE HILL HOLDING JV, LLC
DODGE HILL MINING COMPANY, LLC
DODGE HILL OF KENTUCKY, LLC

KANAWHA RIVER VENTURES II, LLC
KANAWHA RIVER VENTURES III, LLC
KE VENTURES, LLC
LITTLE CREEK LLC
LOGAN FORK COAL COMPANY
MAGNUM COAL COMPANY LLC
MAGNUM COAL SALES LLC
MARTINKA COAL COMPANY, LLC
MIDLAND TRAIL ENERGY LLC
MIDWEST COAL RESOURCES II, LLC
MOUNTAIN VIEW COAL COMPANY, LLC
NEW TROUT COAL HOLDINGS II, LLC
NORTH PAGE COAL CORP.
OHIO COUNTY COAL COMPANY, LLC
PANTHER LLC
PATRIOT COAL COMPANY, L.P.
PATRIOT COAL SALES LLC

PATRIOT LEASING COMPANY LLC
PATRIOT MIDWEST HOLDINGS, LLC
PATRIOT TRADING LLC
PATRIOT VENTURES LLC
PINE RIDGE COAL COMPANY, LLC
POND CREEK LAND RESOURCES, LLC
POND FORK PROCESSING LLC
REMINGTON HOLDINGS LLC
REMINGTON II LLC

Signature Page to Second Supplemental Indenture

EASTERN ASSOCIATED COAL, LLC
EASTERN COAL COMPANY, LLC
EASTERN ROYALTY LLC
GRAND EAGLE MINING, INC.
HCR HOLDINGS, LLC
HERITAGE COAL COMPANY LLC
HIGHLAND MINING COMPANY, LLC
HIGHWALL MINING LLC
HILLSIDE MINING COMPANY
HOBET MINING, LLC
INDIAN HILL COMPANY
INFINITY COAL SALES, LLC
INTERIOR HOLDINGS, LLC
IO COAL LLC
JARRELL’S BRANCH COAL COMPANY
JUPITER HOLDINGS LLC
KANAWHA EAGLE COAL, LLC
KANAWHA RIVER VENTURES I, LLC
REMINGTON LLC
RIVERS EDGE MINING, INC.
ROBIN LAND COMPANY, LLC
SENTRY MINING, LLC
SNOWBERRY LAND COMPANY
SPEED MINING LLC
STERLING SMOKELESS COAL COMPANY, LLC
TC SALES COMPANY, LLC
THE PRESIDENTS ENERGY COMPANY LLC
THUNDERHILL COAL LLC
TROUT COAL HOLDINGS, LLC
UNION COUNTY COAL CO., LLC
VIPER LLC
WEATHERBY PROCESSING LLC
WILDCAT, LLC
WINCHESTER LLC
WINIFREDE DOCK LIMITED LIABILITY COMPANY
YANKEETOWN DOCK, LLC

By:	/s/ Robert L. Mead
	Name:	Robert L. Mead
	Title:	Vice President and Treasurer

Signature Page to Second Supplemental Indenture

Exhibit A
REGISTERED
No. A-1
PRINCIPAL AMOUNT: $250,000,000.00
(as revised by the Schedule in the Global Security attached hereto)
CUSIP NO. 70336TAC8
PATRIOT COAL CORPORATION
8.250% Note due April 30, 2018
     THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE OF A DEPOSITORY. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITORY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY) MAY BE REGISTERED EXCEPT IN SUCH LIMITED CIRCUMSTANCES.

     PATRIOT COAL CORPORATION, a Delaware corporation, (the “Issuer,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $250,000,000 on April 30, 2018.
Interest Payment Dates: April 30 and October 30, commencing on October 30, 2010

Record Dates: April 15 and October 15.
     Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the Certificate of Authentication hereon has been executed by the Authentication Agent by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

PATRIOT COAL CORPORATION
By:
Name:
Title:

Attest:

Name:
Title:

CERTIFICATE OF AUTHENTICATION
This is one of the Notes of the series referred to in the within-mentioned Indenture.
CITIBANK, N.A.

As Authentication Agent

By:
Authorized Signatory
Dated:

By:
Authorized Signatory
Dated:

PATRIOT COAL CORPORATION
8.250% Senior Note due April 30, 2018
     This Note is one of a duly authorized issue of securities of the Issuer (herein called the "Notes”), issued and to be issued as one series of debt securities of the Issuer under an Indenture, dated as of May 5, 2010, as amended and supplemented from time to time (as defined below), between Patriot Coal Corporation (the “Issuer,” which term includes any successor Person under the Indenture hereinafter referred to) and Wilmington Trust Company, as Trustee (the "Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. In addition to the Notes, the Issuer is authorized to issue an unlimited amount of debt securities in one or more series under the Indenture.
1.	Interest.
          The Issuer, for value received, hereby promises to pay cash interest on the principal amount of this Note at the rate per annum shown above from May 5, 2010 or from the most recent Interest Payment Date to which interest has been paid or duly provided for semiannually on April 30 and October 30 in each year, commencing October 30, 2010, and at the Stated Maturity thereof, until the principal hereof is paid or made available for payment. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.
2.	Method of Payment.
          The Issuer, through the Paying Agent, will pay interest on the Notes on each April 30 and October 30 to the Persons who are registered Holders of the relevant Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are cancelled after such record date and on or before such Interest Payment Date. The Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Issuer maintained for such purpose within the Borough of Manhattan, City and State of New York; provided, however, that payment by wire transfer of immediately available funds will be required with respect to principal of, premium, if any, and interest on all Global Securities and all other Notes the Holders of which shall have provided wire transfer instructions to the Issuer or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of private debts.
3.	Authentication Agent, Paying Agent, Transfer Agent and Security Registrar.
          Initially, Citibank, N.A. will act as Authentication Agent, Paying Agent, Security Registrar and Transfer Agent. The Issuer may change any Authentication

Agent, Paying Agent, Security Registrar or Transfer Agent without notice to any holder. The Issuer and any of its Subsidiaries, including the Guarantors, may act in any such capacity.
4.	Indenture.
          This Note is one of a duly authorized issue of notes of the Issuer issued and issuable in one or more series under an indenture (the “Base Indenture”), dated as of May 5, 2010, between the Issuer and the Trustee, as amended by a first supplemental indenture (the “First Supplemental Indenture”) and a second supplemental indenture (the “Second Supplemental Indenture”), each dated as of May 5, 2010, among the Issuer, the guarantors identified therein and the Trustee (the Base Indenture, as amended by the First Supplemental Indenture and the Second Supplemental Indenture, the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Issuer, the Guarantors, the Trustees and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. All Notes issued under the Indenture will be treated as a single class of securities under the Indenture. The terms of the Notes include those stated in this Indenture and those made a part of this Indenture by reference to the Trust Indenture act of 1939, as amended. The Notes are subject to all such terms, and Holders are referred to this Indenture and such Act for a statement of such terms. To the extent any provision of this security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
5.	Optional Redemption.
          At any time and from time to time prior to April 30, 2013, the Issuer may on any one or more occasions redeem up to 35% of the principal amount of the Notes issued under this Second Supplemental Indenture with the net cash proceeds received by the Issuer from one or more Equity Offerings at a redemption price equal to 108.250% of the principal amount plus accrued and unpaid interest to the redemption date, provided that:
in each case, the redemption takes place not later than 90 days after the closing of the related Equity Offering, and not less than 65% of the aggregate principal amount of the Notes originally issued on the Issue Date remains outstanding immediately thereafter.
          At any time and from time to time prior to April 30, 2014, the Issuer may redeem the Notes, in whole or in part, by paying a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus the Applicable Premium as of, and accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date).

          At any time and from time to time on or after April 30, 2014, the Issuer may redeem the Notes, in whole or in part, at a redemption price equal to the percentage of principal amount set forth below plus accrued and unpaid interest to the redemption date:

12-month period commencing April 30 in Year	Percentage
2014	104.125%
2015	102.063%
2016 and thereafter	100.000%
6.	Mandatory Redemption.
          Except as set forth in paragraph 7 below, the Issuer shall not be required to make mandatory redemption payments with respect to the Notes.
7.	Repurchase at Option of Holder
          Upon the occurrence of a Change of Control or the receipt of Excess Proceeds by the Issuer or a Restricted Subsidiary from Asset Sales in excess of $25,000,000, the Issuer shall be required to make an Offer to Purchase all or a part of each Holder’s Notes (in principal amounts of $1,000 or integral multiples thereof, and in a minimum amount of $2,000), pursuant to the terms of the Indenture.
8.	Notice of Redemption.
          Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $2,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.
9.	Denominations, Transfer, Exchange.
          As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same. A Holder may register the transfer or exchange of the Security as provided in the Indenture and subject to certain limitations therein set forth. The Security Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Issuer need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Issuer need not exchange or register the transfer of any Note for a period of 15 days before a selection of Notes to be redeemed.

10.	Persons Deemed Owners.
          The registered Holder of a Security may be treated as its owner for all purposes.
11.	Amendment, Supplement and Waiver.
          The Indenture contains provisions permitting the Issuer and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the holders of all of the Notes waive any Default or Event of Default under the Indenture and its consequences.
12.	Defaults and Remedies.
          In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal, interest, and premium, if any, on the Notes may be declared, by either the Trustee or the Holders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.
13.	Trustee, Paying Agent and Security Registrar Dealings with Issuer.
          Subject to certain limitations imposed by the Trust Indenture Act, the Paying Agent, Security Registrar and Trustee under the Indenture, each in its individual or other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not the Paying Agent, Security Registrar, or Trustee, respectively.
14.	No Recourse Against Others.
          A director, officer, employee, incorporator, member or stockholder, of the Issuer or any Guarantor, as such, shall not have any liability for any obligations of the Issuer or the Guarantors under the Notes or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.

15.	Guarantees.
          The payment by the Issuer of the principal of and interest on the Security is fully and unconditionally guaranteed on a joint and several basis by each of the Guarantors on the terms set forth in the Indenture.
16.	Authentication.
          This Security shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.
17.	Abbreviations.
          Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN CON (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= Joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).
18.	CUSIP Numbers.
          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Issuer has caused CUSIP numbers to be printed on the Notes and the Trustee and Paying Agent may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.
          The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:
Patriot Coal Corp.
12312 Olive Boulevard
St. Louis, Missouri 63141
Attention: Corporate Secretary
     This Note shall be governed by and construed in accordance with the laws of the State of New York.
     All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

FORM OF SCHEDULE TO GLOBAL NOTE
Initial Principal Amount
$250,000,000

Aggregate Principal
Amount Remaining
			Amount of Principal	Amount of Principal	Following such
	Amount of Principal	Registration Number	Increased Upon	Increased	Purchase,
	Purchased,	of Certificated	Transfer and	(Decreased) Upon	Redemption,
	Redeemed, Exchanged	Note Transferred	Cancellation of	Transfer Between	Exchange or
Date	or Cancelled	and Cancelled	Certificated Note	Global Notes	Cancellation

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned hereby sell(s), assigns(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(Please Print or Type Name and Address
Including Postal Zip Code of Assignee)

the within Note and all rights thereunder, and hereby irrevocably constitutes and appoints to transfer said Note on the books of the Issuer, with full power of substitution in the premises.
Dated:
Signature Guaranteed
Signature Guaranteed

NOTICE: Signature must be guaranteed	NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever.

OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.04 or 4.07 of the Second Supplemental Indenture, check the appropriate box below:

☐ Section 4.04	☐ Section 4.07
     If you want to elect to have only part of the Note purchased by the Issuer pursuant to Section 4.04 or Section 4.07 of the Second Supplemental Indenture, state the amount you elect to have purchased:

$

Date:

Your Signature:
(Sign exactly as your name appears on
the face of this Note)

Tax Identification No.:

Signature Guarantee*:

*	Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Paying Agent and Security Registrar).

Exhibit B
FORM OF SUPPLEMENTAL INDENTURE
TO BE DELIVERED BY SUBSEQUENT GUARANTORS
          Supplemental Indenture (this “Supplemental Indenture”), dated as                     , among                                          (the “Guaranteeing Subsidiary”), a subsidiary of Patriot Coal Corporation (or its permitted successor), a Delaware corporation (the "Issuer”), the Issuer and Wilmington Trust Company, as trustee under this Indenture referred to below (the “Trustee”).
W I T N E S S E T H
          WHEREAS, the Issuer has heretofore executed and delivered to the Trustee an indenture (the “Base Indenture”), dated as of May 5, 2010, as supplemented and modified by Supplemental Indenture No. 1, dated as of May 5, 2010 (the “First Supplemental Indenture”), and as further supplemented by Supplemental Indenture No. 2, dated as of May 5, 2010 (the “Second Supplemental Indenture,” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”), providing for the issuance of 8.250% Senior Notes due 2018 (the "Notes”);
          WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and
          WHEREAS, pursuant to Section 7.01 of the Base Indenture, as modified by the First Supplemental Indenture and Second Supplemental Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
          NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
ARTICLE I
DEFINITIONS
          Section 1.01. Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
ARTICLE II
GUARANTEES
          Section 2.01. The Guarantees. Subject to the provisions of this Article, the Guaranteeing Subsidiary hereby irrevocably and unconditionally guarantees, jointly and severally, on an unsecured basis, the full and punctual payment (whether at maturity, upon any redemption, by declaration or acceleration, or otherwise) of the principal of, premium, if any, and interest on, and all other amounts payable under the Notes, and the full and punctual payment of all other amounts payable by the Issuer under the Indenture. Upon failure by the Issuer to pay punctually any such amount, the Guaranteeing Subsidiary shall forthwith on demand pay the amount not so paid at the place and in the manner specified in the Indenture. The Guaranteeing Subsidiary further agrees to pay any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or the Agent in enforcing or exercising any rights under this Note Guarantee.
          Section 2.02. Guarantee Unconditional. (a) The obligations of the Guaranteeing Subsidiary hereunder are direct, unsubordinated, unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by:
     (1) any extension, renewal, settlement, compromise, failure to enforce, waiver or release in respect of any obligation of the Issuer under the Indenture, this Supplemental Indenture or under the Notes, by operation of law or otherwise;
     (2) any rescission, waiver or, subject to Section 2.09 of the First Supplemental Indenture, any modification or amendment of or supplement to, the Indenture or the Notes;
     (3) the occurrence or notice of any default or event of default under the Indenture or under any other agreement,
     (4) any change in the corporate existence, structure or ownership of the Issuer, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Issuer or its assets or any resulting release or discharge of any obligation of the Issuer contained under the Indenture or under the Notes;
     (5) the existence of any claim, set-off or other rights which the Guaranteeing Subsidiary may have at any time against the Issuer, the Trustee or any other Person, whether in connection with the Indenture or any unrelated transactions, provided that nothing herein prevents the assertion of any such claim by separate suit or compulsory counterclaim;
     (6) any invalidity or unenforceability relating to or against the Issuer for any reason of the Indenture or any Security, or any provision of applicable law or regulation purporting to prohibit the payment by the Issuer of the principal of or interest on the Notes or any other amount payable by the Issuer under the Indenture; or
     (7) any other act or omission to act or delay of any kind by the Issuer, the Trustee or any other Person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of or defense to such Guaranteeing Subsidiary’s obligations hereunder.
          Section 2.03. Discharge; Reinstatement. The Guaranteeing Subsidiary’s obligations hereunder will remain in full force and effect until the principal of, premium, if any, and interest on the Securities and all other amounts payable by the Issuer under the Indenture have been paid in full. If at any time any payment of the principal of, premium, if any, or interest on any Security or any other amount payable by the Issuer under the Indenture is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Issuer or otherwise, the Guaranteeing Subsidiary’s obligations hereunder with respect to such payment will be reinstated as though such payment had been due but not made at such time.
          Section 2.04. Waiver by the Guaranteeing Subsidiary. The Guaranteeing Subsidiary irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for under the Indenture or herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person.
          Section 2.05. Subrogation and Contribution. Upon making any payment with respect to any obligation of the Issuer under this Article, the Guaranteeing Subsidiary will be subrogated to the rights of the payee against the Issuer with respect to such obligation, provided that the Guaranteeing Subsidiary may not enforce either any right of subrogation, or any right to receive payment in the nature of contribution, or otherwise, from any other Guarantor (including any Guaranteeing Subsidiary), with respect to such payment so long as any amount payable by the Issuer hereunder or under the Securities remains unpaid.
          Section 2.06. Stay of Acceleration. If acceleration of the time for payment of any amount payable by the Issuer under the Indenture or the Securities is stayed upon the insolvency, bankruptcy or reorganization of the Issuer, all such amounts otherwise subject to acceleration under the terms of the Indenture are nonetheless payable by the Guaranteeing Subsidiary hereunder forthwith on demand by the Trustee or the Holders.
          Section 2.07. Limitation on Amount of Guarantee. Notwithstanding anything to the contrary in this Article, the Guaranteeing Subsidiary, and by its acceptance of Securities, each Holder, hereby confirms that it is the intention of all such parties that the Note Guarantee of such Guaranteeing Subsidiary not constitute a fraudulent conveyance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law. To effectuate that intention, the Trustee, the Holders and the Guaranteeing Subsidiary hereby irrevocably agree that the obligations of the Guaranteeing Subsidiary under its Note Guarantee are limited to the maximum amount that would not render the Guaranteeing Subsidiary’s obligations subject to avoidance under applicable fraudulent conveyance provisions of the United States Bankruptcy Code or any comparable provision of state law.
          Section 2.08. Execution and Delivery of Guaranty. The execution by the Guaranteeing Subsidiary of this Supplemental Indenture evidences the Note Guarantee of the Guaranteeing Subsidiary, whether or not the person signing as an officer of the Guaranteeing Subsidiary still holds that office at the time of authentication of any Security. The delivery of any Security by the Trustee after authentication constitutes due delivery of the Note Guarantee set forth in this Supplemental Indenture on behalf of the Guaranteeing Subsidiary.
ARTICLE III
CONSOLIDATION OF SUBSIDIARY GUARANTOR
          Section 3.01. Guaranteeing Subsidiary may Consolidate, etc. on Certain Terms. The Guaranteeing Subsidiary shall not (i) consolidate with or merge with or into any Person, or (ii) sell, convey, transfer or dispose of all or substantially all of its assets, in one transaction or a series of related transactions, to any Person, unless:

          (i) the other Person is the Issuer or any Restricted Subsidiary that is a Guarantor or becomes a Guarantor concurrently with the transaction; or
          (ii) (1) either (x) the Guaranteeing Subsidiary is the continuing Person or (y) the resulting, surviving or transferee Person expressly assumes by supplemental indenture (or other joinder agreement, as applicable) all of the obligations of the Guaranteeing Subsidiary under its Note Guarantee; and
               (2) immediately after giving effect to the transaction, no Default has occurred and is continuing; or
          (iii) the transaction constitutes a sale or other disposition (including by way of consolidation or merger) of the Guaranteeing Subsidiary or the sale or disposition of all or substantially all the assets of the Guaranteeing Subsidiary (in each case other than to the Issuer or a Restricted Subsidiary) otherwise permitted under the terms of the Indenture.
          (b) In case of any consolidation, merger, sale or conveyance of the Guaranteeing Subsidiary pursuant to Section 5.01(d) of the Second Supplemental Indenture, and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of a Guarantee and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by such Guarantor, such successor Person shall succeed to and be substituted for the Guaranteeing Subsidiary with the same effect as if it had been named herein as a Guaranteeing Subsidiary. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution of the Second Supplemental Indenture.
          (c) Except as set forth in Article V of the Second Supplemental Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in this Supplemental Indenture or in any of the Notes shall prevent any consolidation or merger of a Guarantor with or into the Issuer or another Guarantor, or shall prevent any sale, conveyance, transfer or disposal of the property of a Guarantor or the Guaranteeing Subsidiary as an entirety or substantially as an entirety to the Issuer, the Guaranteeing Subsidiary or another Guarantor.
ARTICLE IV
RELEASES
          Section 4.01. Releases. The Note Guarantee of the Guaranteeing Subsidiary shall be released and terminated upon:
          (a) a sale or other disposition of Capital Stock (including by way of consolidation or merger) of the Guaranteeing Subsidiary following which it is no longer a direct or indirect Subsidiary of the Issuer or the sale or disposition of all or substantially all the assets of the Guaranteeing Subsidiary (other than to the Issuer or a Restricted Subsidiary);
          (b) the designation by the Issuer of the Guaranteeing Subsidiary as an Unrestricted Subsidiary,

          (c) if the Note Guarantee was required pursuant to the terms of Section 4.08 of the Second Supplemental Indenture, the cessation of the circumstances requiring the Note Guarantee,
          (d) defeasance or discharge of the Notes, as provided in Section 9.01 of the Second Supplemental Indenture, or Section 9.01 or Article 12 of the Base Indenture, as supplemented by the First Supplemental Indenture, or
          (e) the release, other than the discharge through payment by the Guaranteeing Subsidiary, of all other Guarantees by such Restricted Subsidiary of Debt of the Issuer or any other Restricted Subsidiary, provided that any such event occurs in accordance with all other applicable provisions under the Indenture, as amended from time to time.
ARTICLE V
MISCELLANEOUS
          Section 5.01. Incorporators, Stockholders, Officers and Directors of Issuer Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Note Guarantee, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, officer or director, as such, of the Issuer or the Guaranteeing Subsidiary, or of any successor, either directly or through the Issuer, Guaranteeing Subsidiary or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of the Securities by the Holders thereof and as part of the consideration for the issue of the Securities.
          Section 5.02. Governing Law. The internal law of the State of New York shall govern and be used to construe this Supplemental Indenture, the Indenture and the Notes, without giving effect to applicable principles of conflict of law to the extent that the application of the laws of another jurisdiction would be required thereby.
          Section 5.03. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
          Section 5.04. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
          Section 5.05. The Trustee and Agent. Neither the Trustee nor the Agent shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary and the Issuer.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.
Dated:                                        ,

[Guaranteeing Subsidiary]
By:
Name:
Title:

Patriot Coal Corporation
By:
Name:
Title:

Wilmington Trust Company, as Trustee
By:
Authorized Signatory